                                                                     Exhibit 4.6

                     COLLABORATIVE CLINICAL RESEARCH, INC.

                            RETIREMENT SAVINGS PLAN





                                                 Effective Date: January 1, 1992

                                               Restatement Date: January 1, 1997

                               TABLE OF CONTENTS

                                                                     ARTICLE NO.
                                                                     -----------
NAME AND PURPOSE                                                            1

DEFINITIONS                                                                 2

ELIGIBILITY AND PARTICIPATION                                               3

EMPLOYEE PRE-TAX CONTRIBUTIONS                                              4

EMPLOYEE AFTER-TAX CONTRIBUTIONS                                            5

EMPLOYER CONTRIBUTIONS                                                      6

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS                                7

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT                                8

ACCOUNTS                                                                    9

HARDSHIP AND IN-SERVICE WITHDRAWALS                                         10

LOANS                                                                       11

TERMINATION OF EMPLOYMENT                                                   12

RETIREMENT BENEFITS                                                         13

DEATH BENEFITS                                                              14

DISTRIBUTIONS                                                               15

ADMINISTRATION                                                              16

PROHIBITION AGAINST ALIENATION                                              17

TOP-HEAVY PROVISIONS                                                        18

LIMITATIONS ON ANNUAL ADDITIONS                                             19

ROLLOVERS AND TRANSFERS INVOLVING OTHER

QUALIFIED RETIREMENT PLANS                                                  20

AMENDMENT AND TERMINATION                                                   21

PARTICIPATING COMPANIES                                                     22

MISCELLANEOUS                                                               23

                           DETAILED TABLE OF CONTENTS

SECTION NO.                                                               PAGE
-----------                                                               ----
ARTICLE 1        NAME AND PURPOSE..........................................1-1
         1.1     Name......................................................1-1
         1.2     Purpose...................................................1-1

ARTICLE 2        DEFINITIONS...............................................2-1
         2.1     Accounts..................................................2-1
         2.2     Active Participant........................................2-1
         2.3     Administrator.............................................2-1
         2.4     Adoption Date.............................................2-1
         2.5     Affiliate.................................................2-1
         2.6     Allocation Date...........................................2-2
         2.7     Annual Additions..........................................2-2
         2.8     Beneficiary...............................................2-3
         2.9     Code......................................................2-3
         2.10    Committee.................................................2-3
         2.11    Company...................................................2-3
         2.12    Compensation..............................................2-3
         2.13    Continuous Service........................................2-4
         2.14    Contract Employee.........................................2-6
         2.15    Covered Employee..........................................2-6
         2.16    Date of Hire..............................................2-7
         2.17    Disability................................................2-7
         2.18    Distribution Account......................................2-7
         2.19    Employee..................................................2-7
         2.20    Entry Date................................................2-8
         2.21    ERISA.....................................................2-8
         2.22    Highly Compensated Employee...............................2-8
         2.23    Hour or Hour of Service...................................2-9
         2.24    Leased Employee..........................................2-11
         2.25    Limitation Year..........................................2-12
         2.26    Military Service.........................................2-12
         2.27    Normal Retirement Date...................................2-13
         2.28    One Year Break In Service................................2-13
         2.29    Participant..............................................2-14
         2.30    Participating Company....................................2-14
         2.31    Period of Severance......................................2-15
         2.32    Plan.....................................................2-15
         2.33    Plan Year................................................2-15
         2.34    Related Employer.........................................2-15
         2.35    Restatement Date.........................................2-16
         2.36    Shares...................................................2-16
         2.37    Supplement...............................................2-16
         2.38    Taxable Year.............................................2-16
         2.39    Termination Date.........................................2-16
         2.40    Termination of Employment................................2-17
         2.41    Testing Compensation.....................................2-18
         2.42    Trust or Trust Fund......................................2-19
         2.43    Trustee..................................................2-19
         2.44    Valuation Date...........................................2-19

SECTION NO.                                                               PAGE
-----------                                                               ----
         2.45    Vested Interest..........................................2-19
         2.46    Vested Percentage........................................2-20
         2.47    Year of Eligibility Service..............................2-21
         2.48    Year of Vesting Service..................................2-22

ARTICLE 3        ELIGIBILITY AND PARTICIPATION.............................3-1
         3.1     Prior Participants........................................3-1
         3.2     Eligibility...............................................3-1
         3.3     Entry Date................................................3-1
         3.4     Active, Inactive and Rehired Participants.................3-2
         3.5     Waiver of Participation...................................3-2

ARTICLE 4        EMPLOYEE PRE-TAX CONTRIBUTIONS............................4-1
         4.1     Election of Pre-Tax Contributions.........................4-1
         4.2     Amount of Pre-Tax Contributions...........................4-2
         4.3     Revoking and Amending Elections...........................4-2
         4.4     Payment to Trustee........................................4-3
         4.5     Pre-Tax Account...........................................4-3
         4.6     Effect of Hardship Withdrawal on Pre-Tax
                 Contributions.............................................4-4

ARTICLE 5        EMPLOYEE AFTER-TAX CONTRIBUTIONS..........................5-1
         5.1     Election of After-Tax Contributions.......................5-1
         5.2     Amount of After-Tax Contributions.........................5-1
         5.3     Revoking and Amending Elections...........................5-2
         5.4     Payment to Trustee........................................5-3
         5.5     After-Tax Account.........................................5-3
         5.6     Effect of Hardship Withdrawal on After-Tax
                 Contributions.............................................5-3
         5.7     Effect of Other Withdrawal on After-Tax
                 Contributions.............................................5-3

ARTICLE 6        EMPLOYER CONTRIBUTIONS....................................6-1
         6.1     Employer Discretionary Contributions......................6-1
         6.2     Allocation of Profit Sharing Contributions................6-1
         6.3     Allocation of Matching Contributions......................6-2
         6.4     Allocation of Qualified Nonelective
                 Contributions.............................................6-4
         6.5     Payment to Trustee........................................6-4
         6.6     Crediting to Accounts.....................................6-5

ARTICLE 7        LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS..............7-1
         7.1     Contributions Are Subject to Limitations..................7-1
         7.2     The Dollar Limit..........................................7-2
         7.3     Deferral Percentage Limit.................................7-3
         7.4     Contribution Percentage Limit.............................7-4
         7.5     Multiple Use Limit........................................7-5
         7.6     Deductibility Limit.......................................7-6
         7.7     Distribution of Excess Contributions......................7-7

ARTICLE 8        INVESTMENT FUNDS AND DIRECTION OF INVESTMENT..............8-1
         8.1     Permitting Direction of Investments.......................8-1
         8.2     Investment Funds..........................................8-1

SECTION NO.                                                               PAGE
-----------                                                               ----
         8.3     Procedures for Direction of Investment....................8-2
         8.4     Change of Direction of Investment.........................8-4
         8.5     Transfer of Funds Between Investment Options..............8-4
         8.6     Valuation of Investment Funds.............................8-4
         8.7     Maintenance of Company Stock Fund.........................8-5
         8.8     Investment of Company Stock Fund..........................8-5
         8.9     Contributions Conditioned on Qualification................8-7
         8.10    Purchase, Sale and Voting of Shares.......................8-9
         8.11    Appraisal Rights..........................................8-9
         8.12    Interim Investments......................................8-10

ARTICLE 9        ACCOUNTS..................................................9-1
         9.1     Establishment of Accounts.................................9-1
         9.2     Crediting Accounts........................................9-1
         9.3     Valuation of Assets.......................................9-2
         9.4     Valuation of Investment Funds.............................9-3
         9.5     Interim Valuation of Assets...............................9-3

ARTICLE 10       HARDSHIP AND IN-SERVICE WITHDRAWALS......................10-1
         10.1    Hardship Distributions...................................10-1
         10.2    Immediate and Heavy Financial Need.......................10-1
         10.3    Determination of An Amount Necessary to Satisfy
                 an Immediate and Heavy Financial Need....................10-2
         10.4    Permitted Distributions..................................10-3
         10.5    In-Service Withdrawals...................................10-3
         10.6    Method of Distribution...................................10-4
         10.7    Administration of Hardship and In-Service
                 Distribution Provisions..................................10-5
         10.8    Spouse's Consent.........................................10-5

ARTICLE 11       LOANS....................................................11-1
         11.1    Loan Administration and Applications.....................11-1
         11.2    Terms and Conditions of Loans............................11-3
         11.3    Payment of Prior Loans...................................11-5
         11.4    Shareholder-Employee Defined.............................11-5

ARTICLE 12       TERMINATION OF EMPLOYMENT................................12-1
         12.1    Right to Benefit Upon Termination of Employment..........12-1
         12.2    Commencement of Distributions............................12-1
         12.3    Vested Percentage........................................12-1
         12.4    Use of Forfeitures.......................................12-3
         12.5    Rehired Participants.....................................12-3

ARTICLE 13       RETIREMENT BENEFITS......................................13-1
         13.1    Normal Retirement........................................13-1
         13.2    Late Retirement..........................................13-1
         13.3    Disability Retirement....................................13-2

ARTICLE 14       DEATH BENEFITS...........................................14-1
         14.1    Death of a Participant...................................14-1

SECTION NO.                                                               PAGE
-----------                                                               ----
         14.2    Death of a Retired or Terminated Participant
                 Prior to Commencement of Benefits........................14-1
         14.3    Death of a Retired or Terminated Participant
                 After Commencement of Benefits...........................14-2
         14.4    No Beneficiary Designation...............................14-2
         14.5    Designation of Beneficiary...............................14-2
         14.6    Administrator to Notify Trustee..........................14-3
         14.7    Incomplete Disposition...................................14-3
         14.8    Ambiguity of Beneficiary Designation.....................14-3

ARTICLE 15       DISTRIBUTIONS............................................15-1
         15.1    Time of Distribution.....................................15-1
         15.2    Method of Distribution...................................15-2
         15.3    Administering Distribution of Accounts...................15-3
         15.4    Restrictions on Delay and Timing of
                 Distributions............................................15-3
         15.5    Revaluation of Undistributed Amounts.....................15-5
         15.6    Immediate Lump Sum Payment of Small Amounts..............15-5
         15.7    Elections Regarding Direct Rollovers.....................15-6
         15.8    Spouse's Consent.........................................15-8

ARTICLE 16       ADMINISTRATION...........................................16-1
         16.1    The Administrator........................................16-1
         16.2    Application for Benefits.................................16-2
         16.3    Procedures for Denial of Benefits........................16-3
         16.4    Appeals Committee........................................16-3
         16.5    Committee Procedures.....................................16-5
         16.6    Operation of Committee...................................16-5
         16.7    Review Procedure.........................................16-6
         16.8    Limitation of Liability..................................16-7

ARTICLE 17       PROHIBITION AGAINST ALIENATION...........................17-1
         17.1    Definitions..............................................17-1
         17.2    General Prohibition on Alienation........................17-1
         17.3    Distribution of Assets on Death..........................17-3
         17.4    No Right to Benefits by Alternate Payee..................17-3
         17.5    Notification of Parties and Determination
                 Whether Qualified........................................17-3
         17.6    Interim Procedures.......................................17-4
         17.7    Investment of Separate Account...........................17-5
         17.8    Review Procedures........................................17-5
         17.9    Status of Alternate Payee................................17-5
         17.10   Distribution to Alternate Payee..........................17-6

ARTICLE 18       TOP-HEAVY PROVISIONS.....................................18-1
         18.1    Restrictions.............................................18-1
         18.2    Determination of Top-Heavy Status........................18-1
         18.3    Top-Heavy Minimum Contributions..........................18-4
         18.4    Determination of Super Top-Heavy Plan....................18-6
         18.5    Limitations on Annual Additions Under Top-Heavy
                 Plan.....................................................18-6

SECTION NO.                                                               PAGE
-----------                                                               ----
ARTICLE 19       LIMITATION ON ANNUAL ADDITIONS...........................19-1
         19.1    Maximum Annual Additions.................................19-1
         19.2    Reduction of Excess Benefits.............................19-1
         19.3    Definitions..............................................19-2
         19.4    Suspense Account.........................................19-2

ARTICLE 20       ROLLOVERS AND TRANSFERS INVOLVING OTHER
                 QUALIFIED RETIREMENT PLANS...............................20-1
         20.1    Rollovers and Transfers From Other Tax Qualified
                 Plans....................................................20-1

ARTICLE 21       AMENDMENT AND TERMINATION................................21-1
         21.1    Power to Amend and Terminate Plan........................21-1
         21.2    Termination of Plan......................................21-1
         21.3    Partial Termination of Plan or Complete
                 Discontinuance of Contributions..........................21-2

ARTICLE 22       PARTICIPATING COMPANIES..................................22-1
         22.1    Designation of Participating Companies...................22-1
         22.2    Adoption of Supplements..................................22-1
         22.3    Amendment of Supplements.................................22-1
         22.4    List of Participating Companies..........................22-2
         22.5    Delegation of Authority..................................22-2

ARTICLE 23       MISCELLANEOUS............................................23-1
         23.1    Bankruptcy or Insolvency.................................23-1
         23.2    Mergers, Consolidations and Transfers of Assets..........23-1
         23.3    No Employment, Legal or Equitable Right Created..........23-1
         23.4    Prohibition on Reversions................................23-2
         23.5    Procedures for Spousal Consent...........................23-3
         23.6    Spousal Consent..........................................23-3
         23.7    Indemnification..........................................23-3
         23.8    Gender...................................................23-4
         23.9    Number...................................................23-5
         23.10   Applicable Law...........................................23-5
         23.11   No Effect on Account Balance.............................23-5
         23.12   Investment Manager.......................................23-5

                     COLLABORATIVE CLINICAL RESEARCH, INC.

                            RETIREMENT SAVINGS PLAN

     THIS AMENDMENT AND RESTATEMENT is executed by COLLABORATIVE CLINICAL RESEARCH, INC., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter called the "Company") and GFI Pharmaceutical Services, Inc. (hereinafter called "GFI"), a wholly owned subsidiary of the Company;

                                  WITNESSETH:

     WHEREAS, GFI adopted the GFI Associates' 401(k) Plan (hereinafter referred to as the "Plan") and its related trust, effective January 1, 1992; and

     WHEREAS, the Company has acquired GFI; and

     WHEREAS, GFI and the Company are amending and restating the trust provisions of the Plan by means of a separate trust agreement between the Company and Independent Trust Corporation, as Trustee, effective January 1, 1997; and

     WHEREAS, under the terms of Section 15.2 of the Plan, GFI reserved the right to make amendments thereto; and

     WHEREAS, GFI and the Company desire to amend and restate the Plan to bring the Plan into compliance with certain changes in the law, to reflect the acquisition of GFI by the Company and the extension of the Plan to cover Employees of the Company and Health Research Innovations, LLP, and former employees of Walker Information, Inc. and to make certain other changes they deem desirable; and

     WHEREAS, it is the intention of GFI and the Company that the Plan, as amended and restated, and its related trust continue to qualify under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, the Plan is hereby amended and restated, generally effective the first day of January, 1997, as follows:

                                   ARTICLE 1

                                NAME AND PURPOSE

     1.1 Name. The name of this Plan is the Collaborative Clinical Research, Inc. Retirement Savings Plan.

     1.2 Purpose. This Plan was originally created and is hereby continued for the purpose of providing benefits to the Participants in this Plan upon their retirement and for the purpose of providing such other benefits to such Participants and their Beneficiaries as are hereinafter described.

                                      1-1

                                   ARTICLE 2

                                  DEFINITIONS

     Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

     2.1 Accounts. The word "Accounts" shall mean "Pre-Tax Accounts" established pursuant to Article 4 hereof and "After-Tax Accounts" established pursuant to Article 5 hereof; "Profit Sharing Accounts," "Match Accounts" and "Qualified Nonelective Accounts" established pursuant to Article 6 hereof, "Distribution Accounts" established pursuant to Article 12 hereof and "Rollover Accounts" established pursuant to Article 20 hereof.

     2.2 Active Participant. The words "Active Participant" shall mean a Participant during any period in which he is employed by a Participating Company as a Covered Employee.

     2.3 Administrator. The word "Administrator" shall mean the person or persons, corporation or partnership designated as Administrator under Article 16 hereof.

     2.4 Adoption Date. The words "Adoption Date" shall mean the date as of which any Participating Company shall have adopted this Plan.

     2.5 Affiliate The word "Affiliate" shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under "common control" with

                                      2-1
a Participating Company within the meaning of Sections 414(b) and (c) of the Code, and any member of an "affiliated service group," as defined in Section 414(m) of the Code or is a part of any other arrangement as defined in regulations under Section 414(o) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

     2.6 Allocation Date. The words "Allocation Date" shall mean the last day of the Plan Year and the other date or dates selected by the Company as of which allocations are made to Accounts.

     2.7 Annual Additions. The words "Annual Additions" shall mean with respect to each Participant the sum of the following amounts in any Limitation Year:

     (a) the contributions of a Participating Company (including amounts contributed by the Participating Companies to the Trustee pursuant to a Participant's election under Section 4.1 hereof) or a Related Employer credited to his accounts with respect to such Limitation Year under all defined contribution plans of the Company or any Related Employer which plans meet the requirements of Section 401(a) of the Code;

     (b) the amounts contributed as after-tax contributions by a Participant pursuant to an election under Section 5.1 hereof with respect to such Limitation Year;

     (c) forfeitures creditable to his accounts under all such defined contribution plans of a Participating Company or any Related Employer with respect to such Limitation Year;

     (d) unless the provisions of this paragraph (d) cease to be required by the Code, amounts allocated, in Limitation Years beginning after March 31, 1984, to an individual medical account, as defined in
          Section 415(l)(2) of the Code, which is part of a

                                      2-2
          pension or annuity plan maintained by a Participating Company or any Related Employer and amounts derived from contributions paid or accrued after December 31, 1985, in Limitation Years ending after such date, which are attributable to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by a Participating Company or any Related Employer.

     2.8 Beneficiary. The word "Beneficiary" or "Beneficiaries" shall mean any person, other than an alternate payee as defined in Section 17.1, who receives or is designated to receive payment of any benefit under the terms of this Plan because of the participation of another person in this Plan.

     2.9 Code. The word "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Sections having the same or similar purpose.

     2.10 Committee. The word "Committee" shall mean the Appeals Committee as constituted under the provisions of Article 16 of this Plan.

     2.11 Company. The word "Company" shall mean Collaborative Clinical Research, Inc. or any successor corporation or any other business organization which shall assume the obligations of the Company under this Plan.

     2.12 Compensation. The word "Compensation" shall mean all remuneration which is paid to an Employee in cash or in kind for the performance of services for a Participating Company while

                                      2-3
a Covered Employee and which must be reported as wages on the Employee's Form W-2 for income tax purposes, together with amounts contributed by a Participating Company to the Trustee pursuant to a Participant's election under
Section 4.1 hereof, adjusted as follows:

     (a) Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Sections 125, 402(e)(3) and 402(h); and

     (b) Compensation shall be reduced by all of the following amounts even if they are taxable to the Employee:

          (i)    expense reimbursements, expense allowances or moving expenses;

          (ii)   cash and noncash fringe benefits and welfare benefits; and

          (iii)  deferred compensation.

     Notwithstanding the foregoing, the maximum Compensation of any Participant that can be considered for any purpose under this Plan shall be One Hundred Fifty Thousand Dollars ($150,000.00) plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

     2.13 Continuous Service. The words "Continuous Service" shall mean for any Employee any period during which he is or was employed by a Participating Company or Affiliate. Each such period shall be measured from the Participant's Date of Hire to the date of Termination of Employment which follows such Date of Hire.

     In addition, if any Employee has a Termination of Employment and is rehired within twelve (12) months of:

                                      2-4

     (a)  the date of his Termination of Employment; or

     (b) if earlier, the first day of any period of leave of absence, layoff or Military Service after the end of which the Employee did not return to work for a Participating Company or any Affiliate prior to his Termination of Employment;

such Employee's "Continuous Service" shall include the period of severance measured from his Termination of Employment until his subsequent date of rehire. Two (2) or more periods of employment or Periods of Severance that are included in an Employee's Continuous Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve
(12) months constituting a year and thirty (30) days constituting a month.

     Subject to the provisions of the prior paragraph of this Section, the words "Continuous Service" shall take into account, for any Employee with an Hour of Service on or after the Restatement Date, his Continuous Service for any one of the following predecessor or merged employers as of the acquisition or merger date, but not in excess of five (5) years prior to such date:

          (i)    the Company;

          (ii)   Walker Information, Inc. and related companies; or

          (iii)  Health Research Innovations, LLP.

     Unless otherwise provided by amendment to this Plan, if, on or after the Restatement Date, other individuals become Employees of a Participating Company or Affiliate through merger or acquisition, the words "Continuous Service" shall take into

                                      2-5
account, for any such Employee, his service with the acquired or merged employer and related entities as of the merger or acquisition date based upon the five (5) year period ending on such date.

     2.14 Contract Employee. The words "Contract Employee" shall mean an Employee who has entered into a contract pursuant to Article 3 hereof which provides that he will not become a Participant in this Plan.

     2.15 Covered Employee. The words "Covered Employee" shall mean an Employee during any period that he is employed by a Participating Company; provided, however, that no such Employee shall be a "Covered Employee" during any period that he:

     (a) is employed as a member of a unit of Employees which is covered by a collective bargaining agreement to which a Participating Company is a party (unless such collective bargaining agreement provides for participation in this Plan); or

     (b)  is employed only by an Affiliate which is not a Participating
          Company; or

     (c)  is employed as a Contract Employee; or

     (d) is employed by a Participating Company but is reasonably determined by the Company to be employed in a status described below, regardless of whether categorization in such status is agreed to by the Commissioner of Internal Revenue or other governmental entity:

          (i) a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Company which constitutes income from sources within the United State (within the meaning of Section 861(a)(3) of the Code); or

          (ii)   a Leased Employee; or

          (iii) a director, independent contractor or other self-employed status.

                                      2-6

     2.16 Date of Hire. The words "Date of Hire" shall mean the date on which an Employee commences employment and works at least one (1) Hour for a Participating Company or any Affiliate and shall mean, in the case of a rehired Employee, the first date following his previous Termination of Employment on which he works at least one (1) Hour for a Participating Company or any Affiliate.

     2.17 Disability. The word "Disability" or "Disabled" shall mean, with respect to any Participant, any disability which entitles the participant to disability retirement benefits under the United States Social Security Act.

     2.18 Distribution Account. The words "Distribution Account" shall mean, with respect to a Participant whose employment has terminated for a reason other than his death, Disability or retirement, an account which had been a Profit Sharing Account or a Match Account during his previous period of participation, after said account shall have been debited by the amount, if any, forfeited pursuant to Section 12.3 hereof, and which, pursuant to Article 12 hereof, shall have been converted into a "Distribution Account" by reason of his Termination of Employment.

     2.19 Employee. The word "Employee" shall mean any common-law employee or Leased Employee of a Participating Company or an Affiliate. The word "Employee" shall not include any person who renders service to a Participating Company or an Affiliate solely as a director or independent contractor or otherwise as a self employed individual. In the event that a person renders service to a Participating Company or an Affiliate as a common-law employee and in another capacity as a director, an independent

                                      2-7
contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common-law employee.

     2.20 Entry Date. The words "Entry Date" shall mean the date as of which a Covered Employee may become a Participant in the Plan. The Entry Dates in a Plan Year are January 1, April 1, July 1 and October 1; provided, however, that February 1, 1997 and March 1, 1997 also shall be Entry Dates.

     2.21 ERISA. The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or similar purpose.

     2.22 Highly Compensated Employee. The words "Highly Compensated Employee" shall mean an Employee or a former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference, and who is described for informational purposes herein as an Employee during a Plan Year if either:

     (a) during the current or preceding Plan Year, he was at any time a five percent (5%) or more actual or constructive owner of a Participating Company or any Affiliate; or

     (b) during the preceding Plan Year he received Testing Compensation from a Participating Company and any Affiliate greater than Eighty Thousand Dollars ($80,000.00) (plus any increase for cost of living after 1997 as determined by the Secretary of the Treasury or his delegate.

                                      2-8

     A "highly compensated former Employee" is described for informational purposes herein as a former Employee who either:

     (1) was a Highly Compensated Employee when such former Employee terminated his employment; or

     (2) was a Highly Compensated Employee at any time after attaining age fifty-five (55).

     2.23 Hour or Hour of Service. Effective for periods commencing on or after the Restatement Date, the word "Hour" or the words "Hour of Service" shall mean:

     (a) for any Employee who is categorized as non-exempt under the Fair Labor Standards Act, the actual number of hours for which he is directly or indirectly paid or entitled to payment by a Participating Company or any Affiliate for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay, and in either case, including payments pursuant to an award or agreement requiring a Participating Company or an Affiliate to pay back wages, irrespective of mitigation of damages. Hours of Service under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.

     (b) for any Employee who is categorized as exempt under the Fair Labor Standards Act, the hours which are calculated and for which he is credited pursuant to the equivalencies set forth in Section 2530.200b-3(e)(iv) of the Department of Labor Regulations which are incorporated herein by reference and applied in accordance with the following provisions. With respect to any such Employee Hours of Service shall be calculated on the basis of months of employment whereby the Employee shall be credited with one hundred ninety (190) Hours of Service for each month in which the Employee would be required to be credited with at least one (1) Hour of Service.

Notwithstanding the foregoing,

     (i) no Employee shall be credited with more than 501 Hours of Service with respect to payments he

                                      2-9
            receives or is entitled to receive during any single continuous period during which he performs no services for a Participating Company or any Affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

     (ii) no Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive during a period when he performs no services for a Participating Company or any Affiliate under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

     (iii) no Employee or former Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Company or any Affiliate has contributed during a period when he performs no services for a Participating Company or any Affiliate.

     Effective for the period commencing on the Effective Date through December 31, 1996, the words "Hour" or "Hour of Service" shall mean for any Employee the hours which are calculated and credited pursuant to Section 2530.200b-2(b) and
(c) of the Department of Labor Regulations which are incorporated herein by reference.

     The words "Hour of Service" or "Hour" shall take into account, for any Employee with an Hour of Service on or after the Restatement Date, his service for any one of the following predecessor or merged employers as of the acquisition or merger date, but not in excess of five (5) years prior to such date:

     (A)  the Company;

     (B)  Walker Information, Inc. and related companies; or

     (C)  Health Research Innovations, LLP.

                                      2-10

     Unless otherwise provided by amendment to this Plan, if, on or after the Restatement Date, other individuals become Employees of a Participating Company or Affiliate through merger or acquisition, the words "Hours" or "Hours of Service" shall take into account for any such Employee, his service with the acquired or merged employer and related entities during the five (5) year period ending on the merger or acquisition date.

     2.24 Leased Employee. The words "Leased Employee" shall mean any individual (other than a common-law Employee of a Participating Company or an Affiliate) who, pursuant to an agreement between the Participating Company or any Affiliate and any leasing organization, has performed services for the Participating Company, an Affiliate or for related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year, provided they are performed under the primary direction or control of the Participating Company or any Affiliate. Contributions or benefits provided on behalf of a Leased Employee by the leasing organization which are attributable to services performed for the Participating Company shall be treated as provided by the Participating Company.

     A Leased Employee shall not be considered an Employee of a Participating Company or any Affiliate if:

     (a) such employee is covered by a money purchase pension plan which provides the following:

          (i) a nonintegrated employer contribution formula of at least ten percent (10%) of a participant's compensation, as defined in
                 Section 415(c)(3) of the Code, together with

                                      2-11
                 amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the employee's gross income pursuant to Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code;

          (ii)   immediate participation in said money purchase pension plan;
                 and

          (iii) full and immediate vesting under said money purchase pension plan; and

     (b) Leased Employees do not constitute more than twenty percent (20%) of the Participating Company's or Affiliate's nonhighly compensated employees.

     2.25 Limitation Year. The words "Limitation Year" shall mean the twelve
(12) month period ending on December 31 in each calendar year. For periods prior to the Restatement Date, the words "Limitation Year" shall mean the limitation years and, with appropriate adjustments, short limitation periods, established by the Company or by regulations issued by the Secretary of the Treasury or his delegate, for purposes of determining compliance with Section 415 of the Code.

     2.26 Military Service. The words "Military Service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Service will be provided in accordance with Section 414(u) of the Code.

                                      2-12

     2.27 Normal Retirement Date. The words "Normal Retirement Date" shall mean the date upon which a Participant attains age sixty-five (65).

     2.28 One Year Break In Service. The words "One Year Break In Service" shall mean for any Employee or former Employee a Plan Year, ending after his Termination of Employment, during which the Employee or former Employee did not complete more than five hundred (500) Hours of Service. Notwithstanding the foregoing provisions of this Section, in the event any Employee is absent from work, on or after the first day of the Plan Year which commenced in 1985, by reason of either:

     (i)    the pregnancy of such Employee; or

     (ii)   the birth of a child of such Employee; or

     (iii) the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

     (iv) caring for such child for a period beginning immediately following such birth or placement;

such Employee shall, solely for the purposes of determining whether such Employee has incurred a One Year Break In Service pursuant to this Section, be credited either with the Hours of Service which otherwise would normally have been credited to such Employee but for such absence or, in any case in which the Administrator is unable to determine the Hours described in the preceding clause, eight (8) Hours per day of such absence; provided, however, that the total number of Hours of Service which an Employee may be credited with by reason of any such pregnancy, birth, placement or caring shall not exceed five hundred one (501) Hours. An Employee

                                      2-13
shall be credited with the Hours of Service described in the preceding sentence only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One Year Break In Service in such Plan Year solely because the Employee is credited with Hours of Service pursuant to the preceding sentence or, in any other case, in the immediately following Plan Year. The Administrator may require any Employee who is absent from work because of any such pregnancy, birth, placement or caring to furnish to the Administrator such timely information as the Administrator may reasonably require to establish both that the Employee's absence from work is because of such pregnancy, birth, placement or caring and the number of days during which the Employee was absent because of such pregnancy, birth, placement or caring.

     2.29 Participant. The word "Participant" shall mean any person who becomes a Participant in this Plan in accordance with Article 3 hereof. The word "Participant" shall also include, as the context may require, any person who has become an inactive Participant due to his no longer being a Covered Employee, and any person who has become a former Participant due to his having incurred a Termination of Employment.

     2.30 Participating Company. The words "Participating Company" shall mean the Company and any Affiliate of the Company or other entity which is or shall become a Participating Company in this Plan pursuant to Article 22 hereof but only for periods while it is a Participating Company herein.

                                      2-14

     2.31 Period of Severance. The words "Period of Severance" shall mean, with respect to any Employee or former Employee, a period commencing on his Termination of Employment and ending on the date such Employee is rehired by a Participating Company or any Affiliate. In the event of the Termination of Employment of an Employee by reason of either:

     (a)  the pregnancy of such Employee; or

     (b)  the birth of a child of such Employee; or

     (c) the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

     (d) the care for such child for a period beginning immediately following such birth or placement;

such Employee's Period of Severance shall be deemed to have commenced on the first anniversary of the date of his Termination of Employment. The Administrator may require any Employee who is absent from work by reason of any such pregnancy, birth, placement or caring to furnish to the Administrator such timely information as the Administrator may reasonably require to establish that the Employee's absence from work was by reason of such pregnancy, birth, placement or caring.

     2.32 Plan. The word "Plan" shall mean this instrument as originally executed and as it may be amended from time to time.

     2.33 Plan Year. The words "Plan Year" shall mean the twelve (12) month period ending on December 31.

     2.34 Related Employer. The words "Related Employer" shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating

                                      2-15

Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under "common control" with a Participating Company within the meaning of Sections 414(b) and (c) of the Code, after substituting the phrase "more than fifty percent (50%)" for the phrase "at least eighty percent (80%)" each place that the latter phrase appears in Section 1563(a)(1) of the Code, and any member of an "affiliated service group", as defined in Section 414(m) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

     2.35 Restatement Date. The words "Restatement Date" shall mean January 1, 1997.

     2.36 Shares. The word "Shares" shall mean shares of the common stock of the Company.

     2.37 Supplement. The word "Supplement" shall mean a portion of this Plan, designated as such, which is adopted pursuant to Article 22 hereof and which contains provisions applicable only to a specified group of Employees, former Employees or others.

     2.38 Taxable Year. The words "Taxable Year" shall mean the annual accounting period for Federal income tax purposes of each Participating Company.

     2.39 Termination Date. The words "Termination Date" shall mean the date on which any Participating Company ceases to participate in this Plan.

                                      2-16

     2.40 Termination of Employment. The words "Termination of Employment" shall mean for any Employee the occurrence of any one of the following events:

     (a) he is discharged by a Participating Company or any Affiliate unless he is subsequently reemployed and given pay back to his date of discharge;

     (b) he voluntarily terminates employment with a Participating Company or any Affiliate;

     (c) he retires from employment with a Participating Company or any Affiliate;

     (d) he fails to return to work at the end of any leave of absence authorized by a Participating Company or any Affiliate, or within ninety (90) days following such Employee's release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Company or any Affiliate is guaranteed by law, or within three (3) days after he has been recalled to work following a period of layoff;

     (e)  he has been continuously laid-off for six (6) months; or

     (f) he fails to return to work after the cessation of disability income payments under any sick leave or short term disability program of a Participating Company or any Affiliate.

In the case of the occurrence of any event described in (d), (e) or (f) of this Section, the date of such Employee's Termination of Employment shall be deemed to be the first day of any such period of leave of absence, layoff, Military Service or Disability.

     The foregoing provisions of this Section notwithstanding, for purposes of determining an Employee's Continuous Service under Section 2.13 hereof, in the case of the occurrence of any event described in (d), (e) or (f) of this Section, such Employee's Termination of Employment shall be deemed to be the earlier of (i)

                                      2-17
the first anniversary of the first day of any such period of leave of absence, layoff, or failure to return to work, or (ii) the last day of any such period of leave of absence, layoff, Military Service or Disability.

     2.41 Testing Compensation. The words "Testing Compensation" shall mean remuneration used for testing purposes under this Plan. The words "Testing Compensation" shall be interpreted according to their context and:

     (a) when used to determine compliance with Section 415 of the Code pursuant to Article 19 hereof, Testing Compensation shall mean all amounts paid to him as payment for services rendered by him to the Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code but shall not include items excludable pursuant to Reg. Section 1.415-2(d)(2), including amounts contributed by a Participating Company to the Trustee pursuant to a Participant's election under Section 4.1 hereof;

     (b) when used to determine the identity of Highly Compensated Employees, Testing Compensation shall mean Testing Compensation adjusted to include and exclude certain items of remuneration as required by
          Section 414(q) of the Code, including adding amounts contributed by a Participating Company to the Trustee pursuant to a Participant's 401(k) election under Section 4.1 hereof and a Participant's elective contributions to a cafeteria plan pursuant to Section 125 of the Code and adjusted to exclude remuneration from a Related Employer which is not a Participating Company or Affiliate;

     (c) when used to determine satisfaction of the deferral percentage limit, the contribution percentage limit and the multiple use test of
          Article 7 of this Plan, Testing Compensation shall mean
          "compensation" for such Plan Year as defined in Section 414(s) of the Code; and

     (d) when used to determine top heavy status pursuant to Article 18 hereof, Testing Compensation shall mean Testing Compensation as defined in (a) above,

                                      2-18
          adjusted to exclude remuneration from a Related Employer which is not a Participating Company or Affiliate.

     2.42 Trust or Trust Fund. The word "Trust" or the words "Trust Fund" shall mean the trust established to hold the assets of this Plan and any successor trust. For the period ending on December 31, 1996, the word "Trust" shall mean the trust established pursuant to the terms of the trust agreement between GFI and Capital Guardian Trust Company, executed on September 1, 1995. On and after the Restatement Date, the word "Trust" shall mean the trust established pursuant to the terms of the Trust Agreement between the Company and Independent Trust Corporation as executed by the Company effective January 1, 1997.

     2.43 Trustee. The word "Trustee" shall mean the Trustee of the Trust or, where applicable, the Trustee's designated agent. Effective as of the Restatement Date, the word "Trustee" shall mean Independent Trust Corporation and any successor Trustee or Trustees.

     2.44 Valuation Date. The words "Valuation Date" shall mean the date upon which the Plan's assets are valued for purposes of allocating gains and losses among the investment funds and for determining the accrued benefit of each Participant. The words "Valuation Date" shall mean March 31, June 30, September 30 and December 31 or such other dates as the Administrator may establish.

     2.45 Vested Interest. The words "Vested Interest" shall mean with respect to any Participant the total of (a) plus (b) minus (c), where:

                                      2-19

     (a) equals the amount, if any, credited to all Pre-Tax, After-Tax, Qualified Nonelective, Distribution and Rollover Accounts maintained on his behalf;

     (b)  equals the sum of:

          (i) the balance in his Profit Sharing Account and his Match Account multiplied by his Vested Percentage; plus

          (ii) any distributions made to the Participant from his Profit Sharing Account or Match Account since his earliest Date of Hire which has not been followed by five (5) consecutive One Year Breaks In Service, multiplied by his Vested Percentage; and

     (c) equals the amount of any distributions made to the Participant from his Profit Sharing Account or Match Account since his earliest Date of Hire which has not been followed by five (5) consecutive One Year Breaks In Service.

     2.46 Vested Percentage. The words "Vested Percentage" shall mean for any Participant who has an Hour of Service on or after the Restatement Date, a percentage determined on the basis of his number of Years of Vesting Service in accordance with the following table:

        Years of Vesting Service                          Vesting Percentage
        ------------------------                          ------------------
         Less than 1 year                                           0%
         1 but less than 2 years                                   20%
         2 but less than 3 years                                   40%
         3 but less than 4 years                                   60%
         4 but less than 5 years                                   80%
         5 or more years                                          100%

Notwithstanding any other provision of this Plan to the contrary, upon attainment of his Normal Retirement Date and during all periods thereafter, a Participant shall have a Vested Percentage of one hundred percent (100%). A Participant who incurs a Termination of Employment due to his death or Disability shall have a Vested Percentage of one hundred percent (100%).

                                      2-20

     A Participant shall always have a one hundred percent (100%) vested interest in his Pre-Tax Accounts, After-Tax Accounts, Qualified Nonelective Accounts, Distribution Accounts and Rollover Accounts, if any such contributions are made under the Plan.

     2.47 Year of Eligibility Service. The words "Year of Eligibility Service" shall mean for any Employee a twelve (12) month period commencing on such Employee's Date of Hire or on the first day of any Plan Year commencing thereafter during which the Employee has been or was previously employed by a Participating Company or Affiliate, excluding any such Years of Eligibility Service during which the Employee completed less than one thousand (1,000) Hours of Service for a Participating Company or Affiliate.

     For purposes of determining a "Year of Eligibility Service," pursuant to this Section, the initial twelve (12) month period measured from an Employee's Date of Hire generally will overlap the first Plan Year following his Date of Hire. Thus, if an Employee completes at least one thousand (1,000) Hours of Service during both the initial twelve (12) month period and the overlapping Plan Year, he shall be deemed to have two (2) Years of Eligibility Service as of the last day of such Plan Year.

     The words "Year of Eligibility Service" shall take into account, for any Employee with an Hour of Service on or after the Restatement Date, his service for any one of the following predecessor or merged employers as of the acquisition or merger date, but not in excess of five (5) years prior to such date:

     (A)  the Company;

     (B)  Walker Information, Inc. and related companies; or

                                      2-21

     (C)  Health Research Innovations, LLP.

     Unless otherwise provided by amendment to this Plan, if, on or after the Restatement Date, other individuals become Employees of a Participating Company or Affiliate through merger or acquisition, the words "Year of Eligibility Service" shall take into account, for any such Employee, his service with the acquired or merged employer and related entities during the five (5) year period ending on the merger or acquisition date.

     2.48 Year of Vesting Service. The words "Year of Vesting Service" shall mean for any Employee the number of Plan Years during which the Employee has completed at least one thousand (1,000) Hours of Service.

     The words "Year of Vesting Service" shall take into account, for any Employee with an Hour of Service on or after the Restatement Date, his service for any one of the following predecessor or merged employers as of the acquisition or merger date, but not in excess of five (5) years prior to such date:

     (A)  the Company;

     (B)  Walker Information, Inc. and related companies; or

     (C)  Health Research Innovations, LLP.

     Unless otherwise provided by amendment to this Plan, if, on or after the Restatement Date, other individuals become Employees of a Participating Company or Affiliate through merger or acquisition, the words "Year of Vesting Service" shall take into account, for any such Employee, his service with the acquired or merged employer and related entities during the five (5) year period ending on the merger or acquisition date.

                                      2-22

                                   ARTICLE 3

                         ELIGIBILITY AND PARTICIPATION

     3.1 Prior Participants. Each Employee of a Participating Company who was a Participant in this Plan immediately prior to the Restatement Date shall continue to be a Participant.

     3.2 Eligibility. Each Employee who, on the Restatement Date, is a Covered Employee and each Employee who becomes a Covered Employee after the Restatement Date shall be eligible to become a Participant when he has met one of the following requirements:

     (a) he has completed six (6) months of Continuous Service as a Full-Time Employee; or

     (b)  he has completed a Year of Eligibility Service.

For purposes of this Section, an Employee shall be considered to be a "Full-Time Employee" if he is customarily employed by a Participating Company or Affiliate at a minimum of thirty-five (35) Hours per calendar week.

     3.3 Entry Date. Each Covered Employee who meets the requirements for eligibility on the Restatement Date shall become a Participant as of the Entry Date coinciding with the Restatement Date. Each Covered Employee who meets the requirements for eligibility after the Restatement Date shall become a Participant as of the Entry Date coincident with or next following the date he first meets the requirements for eligibility, provided that he is then still a Covered Employee of a Participating Company.

                                      3-1

     3.4 Active, Inactive and Rehired Participants. A Participant shall be considered to be an Active Participant during any period he is a Covered Employee. If a Participant ceases to be a Covered Employee but continues to be an Employee of a Participating Company or any Affiliate, he will be an inactive Participant during such period of employment. An inactive Participant who again becomes a Covered Employee shall become an Active Participant immediately upon his again becoming a Covered Employee. If an Employee who is not a Covered Employee or a Participant later becomes a Covered Employee, such Covered Employee shall become an Active Participant in accordance with the rules of Sections 3.2 and 3.3 hereof; provided, however, that he shall become an Active Participant immediately upon his becoming a Covered Employee if he is eligible to participate at the time of his change in status to a Covered Employee and has passed an Entry Date following his completion of the necessary service. In the event a Participant incurs a Termination of Employment and is later reemployed by a Participating Company, he shall again become an Active Participant in this Plan on the date he again becomes a Covered Employee. If a transferred or rehired Covered Employee becomes an Active Participant pursuant to this Section 3.4 on a date other than an Entry Date, he shall be eligible to make an immediate election pursuant to Sections 4.1 and 5.1 to contribute to the Plan effective in accordance with reasonable and uniform procedures established by the Administrator.

     3.5 Waiver of Participation. Notwithstanding anything in this Plan to the contrary, on or before first becoming eligible

                                      3-2
to participate in the Plan, an Employee may elect to waive participation in the Plan by a written agreement with a Participating Company. Such a waiver shall be permanent during employment with the Company or any Participating Company. An Employee who enters into such an agreement shall be a Contract Employee during the term of the agreement and shall not be considered a Covered Employee during such term.

                                      3-3

                                   ARTICLE 4

                         EMPLOYEE PRE-TAX CONTRIBUTIONS

     4.1 Election of Pre-Tax Contributions. Pursuant to uniform rules and procedures prescribed by the Administrator, an Active Participant may elect in writing that a stated portion (such portion being within the limitations set forth in Section 4.2 hereof) of his unpaid Compensation for a Plan Year be paid by a Participating Company to the Trustee hereunder and be treated as a contribution by the Participating Company. A Participant's election hereunder shall be made by completing and executing a pre-tax election form. Any such election shall become effective as of a date determined in accordance with rules established by the Company in its sole discretion. Such election, if timely filed with the Administrator, shall become effective as of the first pay period of the calendar month next following the Participant's completion and execution of said pre-tax election form. A Participant's election shall be conditioned upon:

     (a) his right to defer the imposition of Federal income tax on such deferred Compensation until a subsequent distribution of such amount under this Plan; and

     (b) the Participating Company's right to deduct such amount for Federal income tax purposes before taking into account any contributions made by the Participating Company under Article 6 hereof and after taking into account any contributions made by the Participating Company under any other profit sharing, pension and stock bonus plans maintained by the Participating Company which meet the requirements of Section 401(a) of the Code.


                                      4-1

     4.2 Amount of Pre-Tax Contributions. An Active Participant shall be permitted to elect to have a Participating Company make contributions on his behalf to this Plan equal to a stated portion of his unpaid Compensation from such Participating Company for a Plan Year by means of a Compensation reduction arrangement described in Section 4.1 hereof. Pursuant to rules issued by the Administrator, such stated portion may be either a stated percentage, or a stated dollar amount if such option is established by the Administrator pursuant to uniform rules and procedures effective as of a future date, of the Participant's Compensation. As of the Restatement Date, a Participant may direct the Participating Company to make such contributions to the Plan in a stated whole percentage of his Compensation for a Plan Year. The minimum and maximum stated dollar amount or percentage which may be designated by a Participant shall be determined by the Company in its sole discretion in a nondiscriminatory manner. As of the Restatement Date, the percentage limits hereunder are between one percent (1%) and twenty percent (20%) of his Compensation. In the event that the Administrator allows Participants to elect to defer a stated dollar amount, and if a Participant elects to have such contributions made in such a stated dollar amount, such dollar amount may not, as a percentage, be less than or exceed the minimum or maximum percentage, respectively, determined in accordance with the applicable percentage limits determined as described above.

     4.3 Revoking and Amending Elections. Any election made pursuant to Section
4.1 above shall be deemed a continuing election and shall remain in effect unless revoked or amended by the

                                      4-2

Participant. Any revocation or amendment of an election shall be made in such form and manner as shall be required by the Administrator. As of the Restatement Date, a Participant may, by filing appropriate written notice with the Administrator:

     (a)  revoke the amount of his election at any time; or

     (b) increase or decrease his election effective with the first pay period of any calendar month.

Any such revocation or amendment must be filed with the Administrator on a timely basis in accordance with rules established by the Administrator.

     4.4 Payment to Trustee. All amounts paid by a Participating Company to the Trustee pursuant to Section 4.1 above shall be paid not later than the date on which such amounts can reasonably be segregated from a Participating Company's general assets. In any event, such amounts shall be paid to the Trustee not later than fifteen (15) business days after the close of the month which includes the date on which such amount would otherwise have been payable to the Participant in cash.

     4.5 Pre-Tax Account. Any amounts contributed by a Participating Company pursuant to a Participant's election under Section 4.1 above shall be held by the Trustee as a part of the Trust Fund created under this Plan, shall be specifically allocated to the Participant's Pre-Tax Account for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Plan. Any amounts credited to a Participant's Pre-Tax Account shall be fully vested and nonforfeitable at all times.

                                      4-3

     4.6 Effect of Hardship Withdrawal on Pre-Tax Contributions. In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 10, such Participant's pre-tax contributions under Section 4.1 above shall be suspended for a twelve (12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the Participant immediately following the Participant's taxable year during which said hardship distribution occurs, such Participant shall be barred from making pre-tax contributions in excess of (a) minus (b) below, where:

     (a) equals Nine Thousand Five Hundred Dollars ($9,500.00) plus any cost of living increase after 1997 allowable under Section 402(g) of the Code for such immediately following taxable year of the Participant; and

     (b) equals the amount of such Participant's pre-tax contributions for the Participant's taxable year during which said hardship distribution is made.

                                      4-4

                                   ARTICLE 5

                        EMPLOYEE AFTER-TAX CONTRIBUTIONS

     5.1 Election of After-Tax Contributions. Pursuant to uniform rules and procedures prescribed by the Administrator, an Active Participant may elect in writing that a stated portion (such portion being within the limitations set forth in Section 5.2 hereof) of his unpaid Compensation for a Plan Year be paid by a Participating Company to the Trustee hereunder and be treated as a after-tax contribution by the Participant. A Participant's election hereunder shall be made by completing and executing an after-tax election form. Any such election shall become effective as of a date determined in accordance with rules established by the Company in its sole discretion. Effective as of the Restatement Date, such election, if timely filed with the Administrator, shall become effective as of the first pay period of the month next following the Participant's completion and execution of said after-tax election form. Any such election must be filed with the Administrator on a timely basis in accordance with rules established by the Administrator.

     5.2 Amount of After-Tax Contributions. An Active Participant shall be permitted to elect to make after-tax contributions to this Plan equal to a stated portion of his Compensation from such Participating Company for a Plan Year by means of a payroll reduction arrangement described in Section 5.1 hereof. Pursuant to rules issued by the Administrator, such stated portion may be either a stated dollar amount or a stated percentage

                                      5-1
of the Participant's Compensation. The minimum and maximum stated dollar amount or percentage which may be designated by a Participant shall be determined by the Company in its sole discretion. If the Administrator allows Participants to elect to defer a stated dollar amount, and if a Participant elects to have such contributions made in such a stated dollar amount, such dollar amount may not, as a percentage, be less than or exceed the minimum or maximum percentage, respectively, determined in accordance with the applicable percentage limits determined as described above.

     Notwithstanding the foregoing provisions of this Section, an Active Participant may elect to make an additional single-sum contribution of after-tax contributions to the Plan in accordance with uniform rules and procedures established by the Administrator.

     5.3 Revoking and Amending Elections. Any election made pursuant to Section
5.1 above shall be deemed a continuing election and shall remain in effect unless revoked or amended by the Participant. Any revocation or amendment of an election shall be made in such form and manner as shall be required by the Administrator. As of the Restatement Date, a Participant may, by filing appropriate written notice with the Administrator:

     (a)  revoke the amount of his election at any time; or

     (b) increase or decrease his election effective with the first pay period of any calendar month.

Any such revocation or amendment must be filed with the Administrator on a timely basis in accordance with rules established by the Administrator.

                                      5-2

     5.4 Payment to Trustee. All amounts designated by a Participant to be paid the Trustee pursuant to Section 5.1 above shall be paid in cash not later than the date on which such amounts can reasonably be segregated from a Participating Company's general assets. In any event, such amounts shall be paid to the Trustee not later than fifteen (15) business days after the close of the month which includes the date on which such amount would otherwise have been payable to the Participant in cash.

     5.5 After-Tax Account. Any amounts contributed by a Participant pursuant to an election under Section 5.1 above shall be held by the Trustee as a part of the Trust Fund created under this Plan, shall be specifically allocated to the Participant's After-Tax Account for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Plan. Any amounts credited to a Participant's After-Tax Account shall be fully vested and nonforfeitable at all times.

     5.6 Effect of Hardship Withdrawal on After-Tax Contributions. In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 10, such Participant's after-tax contributions under Section 5.1 above shall be suspended for a twelve (12) month period after his receipt of such hardship distribution.

     5.7 Effect of Other Withdrawal on After-Tax Contributions. In the event a Participant receives a distribution from his After-Tax Account or Rollover Account as a result of in-service withdrawal pursuant to Section 10.5 hereof, such

                                      5-3

Participant's after-tax contributions under Section 5.1 above shall be suspended for a twelve (12) month period after his receipt of such distribution.

                                      5-4

                                   ARTICLE 6

                             EMPLOYER CONTRIBUTIONS

     6.1 Employer Discretionary Contributions. For each Plan Year ending after the Restatement Date, a Participating Company, as directed by the Company in its sole discretion, may make an employer discretionary contribution in cash, Shares, or other property to this Plan. A Participating Company, as directed by the Company in its sole discretion, may divide its total contributions as follows:

     (a) all or a portion as profit sharing contributions which shall be allocated among the Profit Sharing Accounts of all Participants who satisfy the requirements of Section 6.2 hereof;

     (b) all or a portion as matching contributions which shall be allocated among the Match Accounts of the appropriate Participants, as shall be determined by the Company from time to time, as set forth in Section
          6.3 hereof; and

     (c) all or a portion as special contributions which shall be allocated among the Qualified Non-Elective Accounts of a nondiscriminatory group of less than all Participants, as shall be determined by the Company from time to time, as set forth in Section 6.4 hereof.

At the time that a Participating Company pays the contribution to the Trustee, it shall specifically designate any contribution which is to be allocated as described in Section 6.1(b) or 6.1(c) above and the group of Participants to whom such contributions shall be allocated.

     6.2 Allocation of Profit Sharing Contributions. All of the Participating Company contributions made pursuant to

                                      6-1

Section 6.1(a) hereof shall be allocated among the Profit Sharing Accounts of each Participant who:

     (a) is credited with at least one thousand (1,000) Hours of Service as an Active Participant in the Plan Year; and

     (b)  is a Participant on the last day of the Plan Year.

Such contribution shall be allocated to the Profit Sharing Account of each such eligible Participant in the same proportion as such Participant's Compensation bears to the total of all such eligible Participants' Compensation; provided that no contribution shall be allocated to the Profit Sharing Account of any Participant in excess of the limitations on Annual Additions set forth in
Article 19 hereof. No profit sharing contribution shall be allocated to the Profit Sharing Account of any Participant who did not complete at least one thousand Hours of Service as an Active Participant in the Plan Year or who is not a Participant as of the last day of the Plan Year.

     6.3 Allocation of Matching Contributions. All of the Participating Company contributions made pursuant to Section 6.1(b) hereof shall be allocated among the Match Accounts of eligible Participants pursuant to this Section 6.3. The amount of such matching contribution, if any, shall be determined by the Company in its discretion from time to time and shall be announced to Participants. Such amount, if any, shall be a percentage of the amounts contributed to the Plan for a Plan Year pursuant to such Participant's election under Section 4.1 hereof.

     The Company may place one or more "caps" on matching contributions so that contributions are not matched, or are matched

                                      6-2
at a lower percentage with respect to contributions under Section 4.1 hereof above a certain percentage of Compensation. Furthermore, the Company may establish a "cut line" with respect to matching contributions so that a Participant with Compensation, projected Compensation or annual rate of base pay below the cut line or a Participant who is not a Highly Compensated Employee may be entitled to a match which is a greater percentage, or be entitled to a special match not available to other Participants, with respect to some or all of the contributions made on his behalf under Section 4.1 hereof. The Company may, from time to time in its discretion, change the percentage of match, the cap or the cut line. No amendment to this Plan shall be required in order to change such percentage of match, such cap or such cut line; provided, however that the Company's decision shall be subject to the following limitations:

     (a) the percentage of pre-tax contributions, made pursuant to a Participant's election under Section 4.1 hereof, which is matched for Participants at or above the cut line shall not exceed the percentage of pre-tax contributions which is matched for Participants below the cut line; and

     (b) the level of the match made for Participants at or above the cut line shall not exceed the level of the match made for Participants below the cut line.

     Notwithstanding the foregoing provisions of this Section, no matching contribution shall be made in excess of the contribution percentage limit described in Section 7.4 hereof nor with respect to any contribution made by a Participating Company pursuant to Section 4.1 due to a Participant's election thereunder

                                      6-3
to the extent such Participating Company contribution pursuant to Section 4.1 is:

     (i)    in excess of the dollar limit described in Section 7.2 hereof;

     (ii) in excess of the deferral percentage limit described in Section 7.3 hereof; or

     (iii) in excess of the multiple use limit described in Section 7.5 hereof.

     6.4 Allocation of Qualified Nonelective Contributions. All of the Participating Company contributions made pursuant to Section 6.1(c) hereof shall be allocated among the Qualified Nonelective Accounts of eligible Participants pursuant to this Section 6.4. A Participating Company may make qualified nonelective contributions to the Plan for any Plan Year in an amount determined by the Company from time to time. The contributions, if any, shall be allocated to the Qualified Nonelective Accounts of some or all of the Participants who are non-Highly Compensated Employees in such manner as the Company shall designate at the time any such contributions are made to the Plan. Such allocations shall be made in accordance with a method acceptable for corrections under Sections 401(k) or 401(m) of the Code.

     6.5 Payment to Trustee. The Participating Companies shall make the contributions specified in Section 6.1 hereof to the Trustee not later than the last day upon which the Participating Company may make a contribution under this Plan and secure under the Code a deduction of such contributions in the computation of its Federal income taxes for the Taxable Year for which such

                                      6-4
contributions are made except as otherwise permitted by law. Nothing contained herein shall preclude a Participating Company from making more than one profit sharing, matching or qualified nonelective contribution to the Plan for any Plan Year provided that the last of such contributions is made by the date set forth above.

     6.6 Crediting to Accounts. Any amounts, Shares or other property contributed by a Participating Company pursuant to this Article shall be held by the Trustee as a part of the Trust Fund created under this Plan and shall be specifically allocated to the following Accounts:

     (a) a profit sharing contribution, made pursuant to Section 6.1(a) hereof, shall be allocated to the Participant's Profit Sharing Account;

     (b) a matching contribution, made pursuant to Section 6.1(b) hereof, shall be allocated to the Participant's Match Account;

     (c) a qualified nonelective contribution, made pursuant to Section 6.1(c) hereof, shall be allocated to the Participant's Qualified Nonelective Account;

for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Plan. Profit sharing and matching contributions shall be subject to the vesting schedule described in Section 2.46 hereof; qualified nonelective contributions shall be immediately 100% vested and nonforfeitable.

                                      6-5

                                   ARTICLE 7

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

     7.1 Contributions Are Subject to Limitations. The amount and allocation of contributions and the allocation of forfeitures under this Plan shall be subject to several limitations. Those limitations shall be as follows:

     (a) pre-tax contributions made to the Plan pursuant to a Participant's deferral election under Article 4 of the Plan shall be subject to the individual dollar limit described in Section 7.2 hereof;

     (b) pre-tax contributions made to the Plan pursuant to a Participant's deferral election under Article 4 of the Plan (plus, to the extent permitted by law, matching contributions made to the Plan pursuant to
          Section 6.3 hereof, plus special contributions allocated to a Participant's Match Account pursuant to Section 6.4 hereof, if aggregation of such amounts for this purpose is elected by the Company) shall be subject to the deferral percentage limit set forth in Section 7.3 hereof;

     (c) after-tax and matching contributions made to the Plan shall be subject to the contribution percentage limit set forth in Section 7.4 hereof, separately (except as otherwise provided in said Section 7.4) from amounts deferred pursuant to Section 4.1 hereof;

     (d) The contributions described in paragraphs (b) and (c) above shall be subject to the limit on "multiple use" set forth in Section 7.5 hereof;

     (e) All contributions made pursuant to Article 4 and Article 6 of the Plan shall, in the aggregate, be subject to the deductibility limit set forth in Section 7.6 hereof; and

     (f) The allocation of all of the foregoing contributions and the allocation of all forfeitures shall, in the aggregate, be subject to the limitation on Annual Additions set forth in Article 19 hereof.

                                      7-1

     For purposes of this Article the rules and procedures set forth below in this Section shall apply:

     (1) For purposes of determining a Participant's actual deferral and actual contribution percentages pursuant to Sections 7.3 and 7.4 hereof, all elective contributions (or employee and matching contributions, as appropriate) that are made under two (2) or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan.

     (2)  If two (2) or more plans are permissively aggregated for purposes of
          Section 401(k) or 401(m) of the Code, the aggregated plans shall also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

     (3) The contribution percentage of any Highly Compensated Employee shall be determined by treating all plans maintained by the Participating Companies or any Affiliate that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) as a single plan.

     7.2 The Dollar Limit. The amount of the Participating Company contribution under Article 4 of the Plan with respect to the taxable year of a Participant made pursuant to a Participant's deferral election plus similar amounts contributed on a similar basis by any other employer (whether or not related to a Participating Company) required by law to be aggregated with such contributions under this Plan shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00) plus any increase for cost-of-living after 1997 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code. In the event that the contributions pursuant to Section 4.1 of the Plan for a Participant's taxable year exceed such limit, the excess contributions together with any

                                      7-2
earnings allocable to such excess contributions shall be refunded to the Participant by the April 15th next following the close of such taxable year. The amount of any such refund shall be debited to the Participant's Pre-Tax Account.

     In the event that the Administrator shall receive notice from a Participant by the March 1 next following the close of a Participant's taxable year that the contributions on behalf of the Participant under Section 4.1 hereof together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions specified by the Participant together with any earnings allocable to such excess contributions to be refunded to the Participant by the April 15th next following the receipt of such notice. The amount of any such refund shall be debited to the Participant's Pre-Tax Account.

     7.3 Deferral Percentage Limit. The contributions made for a Plan Year pursuant to an Active Participant's deferral election under Section 4.1 hereof shall be limited so that the average deferral percentage for the Active Participants who are Highly Compensated Employees shall not exceed an amount determined based upon the average deferral percentage for the Active Participants who are not Highly Compensated Employees, as follows:

                                      7-3

      (A)                                                     (B)
Average Deferral                                        Limit on Average
Percentage for Active                                   Deferral Percentage for
Participants who are                                    Highly Compensated
not Highly Compensated                                  Active Participants
----------------------                                  -------------------
Less than 2%                                            2 times Column (A)
2% or more but less than 8%                             Column (A) plus 2%
8% or more                                              1.25 times Column (A)

For purposes of the foregoing, the "deferral percentage" for an Active Participant for any Plan Year shall equal a fraction, the numerator of which shall equal the total of the contributions made on his behalf for such Plan Year pursuant to Article 4 hereof plus, to the extent the Company shall elect, all or a portion of qualified nonelective contributions made on his behalf for such Plan Year pursuant to Article 6 hereof, and the denominator of which shall equal his Testing Compensation for such Plan Year.

     7.4 Contribution Percentage Limit. The contributions made for a Plan Year as qualified nonelective contributions pursuant to Article 6 hereof which are not used to satisfy the average deferral percentage test set forth in Section
7.3 above shall be limited so that the average contribution percentage for the Active Participants who are Highly Compensated Employees shall not exceed an amount determined based upon the average contribution percentage for the Active Participants who are not Highly Compensated Employees in accordance with the table set forth in Section 7.3 hereof. For purposes of the foregoing, the "contribution percentage" for an Active Participant for any Plan Year shall equal a fraction, the numerator of which shall equal the total of the contributions made by the Participant for such Plan

                                      7-4

Year as after-tax contributions pursuant to Article 5 hereof, plus the total of the contributions made on his behalf for the Plan Year as matching contributions pursuant to Article 6 hereof, qualified nonelective pursuant to
Article 6 hereof which are not used to satisfy the average deferral percentage test set forth in Section 7.3 above, and the denominator of which shall equal his Testing Compensation. All other terms used in this Section shall have the meanings set forth in Section 7.3 hereof. If, for any Plan Year, the Plan satisfies the requirements of Section 7.3 hereof, then the Company may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account as additional amounts for purposes of this Section, amounts contributed to the Plan pursuant to a Participant's election under Section 4.1 hereof.

     7.5 Multiple Use Limit. If both the average deferral percentage and the average contribution percentage of the Active Participants who are Highly Compensated Employees exceeds one and twenty-five hundredths (1.25) multiplied by the corresponding average deferral percentage or average contribution percentage of the Active Participants who are not Highly Compensated Employees, then either:

     (a) the pre-tax contributions made for a Plan Year pursuant to a Participant's deferral election under Section 4.1, plus the after-tax contributions made by the Participant pursuant to Section 5.1,and the matching contributions made for such Plan Year shall be limited so that the sum of the average deferral percentage and the average contribution percentage for the Active Participants who are Highly Compensated Employees does not exceed the "aggregate limit;" or

     (b) a Participating Company may make qualified nonelective contributions to the Plan pursuant to

                                      7-5

          Section 6.4 hereof so as to enable the average deferral percentage or the average contribution percentage, or both, of the Active Participants who are Highly Compensated Employees not to exceed one and twenty-five hundredths (1.25) multiplied by the corresponding average deferral percentage or average contribution percentage of the Active Participants who are not Highly Compensated Employees for the Plan Year.

     The "aggregate limit" is equal to the greater of (a) and (b) below where:

     (a)  equals the sum of (i) and (ii) below, where:

          (i) equals 1.25 times the greater of the deferral percentage or the contribution percentage for the Active Participants who are non-Highly Compensated Employees; and

          (ii) equals two (2) percentage points plus the lesser of the deferral percentage or the contribution percentage for the Active Participants who are non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the lesser of the deferral percentage or the contribution percentage for the Active Participants who are non-Highly Compensated Employees; and

     (b)  equals the sum of (i) and (ii) below, where:

          (i) equals 1.25 times the lesser of the deferral percentage or the contribution percentage for the Active Participants who are non-Highly Compensated Employees; and

          (ii) equals two (2) percentage points plus the greater of the deferral percentage or the contribution percentage for the Active Participants who are non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the greater of the deferral percentage or the contribution percentage for the Active Participants who are non-Highly Compensated Employees.

     7.6 Deductibility Limit. In no event shall the amount of all contributions by a Participating Company pursuant to Article 6 hereof, together with all amounts contributed by such

                                      7-6

Participating Company to the Trustee pursuant to Participants' elections under
Section 4.1 hereof, exceed the maximum amount allowable as a deduction under
Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carryforward allowable under said Section 404(a)(3). This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 18 for any Plan Year in which this Plan is top-heavy. Nor shall this limitation apply to contributions which may be required in order to recredit the Account of any rehired Participant whose Account is to be recredited with previously forfeited amounts as described in Section 12.5 hereof.

     7.7 Distribution of Excess Contributions. In the event that the limitations set forth in Sections 7.2, 7.3, 7.4 or 7.5 shall be exceeded, the Administrator may, in addition to or in lieu of making qualified nonelective contributions to the Plan pursuant to Section 6.4 hereof, take action to reduce future contributions made pursuant to Section 4.1 and Article 6 hereof as appropriate. Such reduction may include a reduction in the future rate of pre-tax contributions pursuant to Section 4.1 hereof of any Participant who is a Highly Compensated Employee pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior contributions made pursuant to Section 4.1 hereof, plus any income and minus any losses allocable thereto to the date of distribution, shall be distributed to the affected Participant on whose behalf such contribution was made.

                                      7-7

     In the event of a distribution of pre-tax contributions, any Participating Company matching contribution related to such distributed pre-tax contribution shall be forfeited by the affected Participants on a pro rata basis. Such matching contributions shall be returned to the Participating Company or shall be used to reduce Participating Company matching contributions for other Participants, as the Company shall elect, and the Match Account of such Participant shall be debited with the amount of such returned distribution.

     In the event that distributions must be made in order to bring the Plan into compliance with Section 7.3, 7.4 or 7.5 hereof, the Administrator shall reduce the dollar amount of deferrals of Participants who are Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest total deferral, until such limitations have been satisfied to the extent required by law.

     Any Participant whose deferral or contribution amount is reduced pursuant to this Section for any Plan Year shall have the portion of the amounts contributed pursuant to Article 4 or 5 hereof for such Plan Year which exceeds such reduced percentage plus any income allocable to such excess deferrals and contributions during such Plan Year distributed to him within two and one-half (2-1/2) months after the end of such Plan Year. If such excess amounts are not distributed within said two and one-half (2-1/2) month period, a ten percent (10%) excise tax on such excess amount shall be imposed on the Company. Excess deferrals

                                      7-8
and contributions shall be treated as Annual Additions under Article 19 of the Plan.

                                      7-9

                                   ARTICLE 8

                  INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

     8.1 Permitting Direction of Investments. The Company may direct that Participants, former Participants and Beneficiaries be permitted to direct the investment of all or certain of their Accounts under the Plan in such media, whether limited or unlimited, as shall be designated by the Company, from time to time, subject to the limitations hereinafter set forth in this Article. Any direction of the Company, pursuant to this Section, shall apply to all Participants, former Participants and Beneficiaries in a uniform and nondiscriminatory manner. In the event the Company directs that Participants, former Participants and Beneficiaries be permitted to direct the investment of certain of their Accounts, the Company shall notify the Participants, former Participants and Beneficiaries of such fact. If the Company shall determine that the Plan should comply with the provisions of Section 404(c) of ERISA insofar as is practical, it shall direct that appropriate steps be taken in furtherance thereof.

     8.2 Investment Funds. The investment funds which may be selected by the Company shall include, but not be limited to, the following:

     (a)  Money Market Funds;

     (b)  Mutual Funds;

     (c)  Equity Funds;

     (d)  Fixed Income Funds;

     (e)  Any pooled investment fund established by a bank;

                                      8-1

     (f)  Any insurance company's general account; and

     (g) Any special account established and maintained by any insurance company.

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds provided hereunder from time to time, except that if individual direction of investments is permitted, and if compliance with
Section 404(c) is to be pursued, the number of such funds shall not be less than three (3), and of the funds selected, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Company.

     8.3 Procedures for Direction of Investment. A Participant, former Participant or Beneficiary, by written direction to the Administrator or such other procedures as shall be established by the Administrator from time to time, shall direct the investment of amounts contributed on his behalf in the investment funds described in Section 8.2 and in such other funds as may be established by the Company hereunder; provided, however, that any such individual's investment selections shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion including rules requiring that investment selections be made in percentage increments. Any rules established by the Administrator pursuant to this Section shall apply to all Participants, former Participants and Beneficiaries in a uniform and nondiscriminatory manner. In the event that a Participant, former Participant or Beneficiary

                                      8-2
does not direct the investment of amounts credited to his Accounts, such amounts shall be invested in a default fund designated by the Company which shall be a stable value type of fund.

     Notwithstanding anything to the contrary in this Article, the Company, Plan Administrator and Trustee may decline to follow any investment direction which, if implemented:

     (a)  would not be in accordance with the Plan documents;

     (b) would cause the indicia of ownership of Plan assets to be maintained outside the jurisdiction of the United States District Courts;

     (c)  would jeopardize this Plan's tax-qualified status;

     (d) could result in a loss in excess of the balance of the Participant's, former Participant's, or Beneficiary's Accounts;

     (e)  would cause this Plan to engage in:

          (i) a sale or exchange with a Participating Company or Affiliate (except as with respect to certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR
                 Section 2550.404c-1(d)(2)(ii)(E)(4));

          (ii) a lease between this Plan and a Participating Company or Affiliate or a loan to a Participating Company or Affiliate;

          (iii) acquisition or sale of real property of a Participating Company or Affiliate; or

          (iv) acquisition or sale of securities of a Participating Company or Affiliate other than certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR
                 Section 2550.404c-1(d)(2)(ii)(E)(4);

     (f)  would result in a prohibited transaction within the meaning of
          Section 4975 of the Code or Section 406 of ERISA; or

     (g)  would generate income taxable to this Plan.

                                      8-3

     8.4 Change of Direction of Investment. All directions as to the investment of his Accounts by Participants, former Participants and Beneficiaries shall be deemed to be continuing directions until they shall have been changed. A Participant, former Participant or Beneficiary may change his direction of investment at such times and upon such notice as the Administrator, from time to time, may require. Each Participant, former Participant or Beneficiary shall indicate whether any change in investment direction shall apply only to contributions made to this Plan on his behalf following such change or whether such change shall also operate to change the investment of amounts already credited to his Accounts. If a procedure for daily change of investment is offered by the Administrator, such direction of investment may be changed on a daily basis, such change generally to be effective as of the day of change, but subject to reasonable administrative delays.

     8.5 Transfer of Funds Between Investment Options. If a Participant, former Participant or Beneficiary has made a proper change of investment direction pursuant to Section 8.4 hereof with respect to amounts already credited to his Accounts, the Trustee shall transfer amounts from one investment fund to another to accomplish such change of investment.

     8.6 Valuation of Investment Funds. Any investment fund established pursuant to this Article shall be valued and adjusted according to the procedures set forth in Article 9 hereof as a separate Trust Fund. It is intended that this Section operate to adjust each investment fund to reflect all income attributable to

                                      8-4
each such fund and changes in the value of each such fund's assets, as the case may be, as of any Valuation Date.

     8.7 Maintenance of Company Stock Fund. Effective as of the Restatement Date, or as soon as convenient thereafter, the Trustee shall establish and maintain a Company Stock Fund within the Trust Fund. Such Fund shall be an investment fund as described in Section 8.2 hereof. Furthermore, any matching or other contributions made by the Participating Companies in Shares or in cash with a direction that it be used to purchase Shares shall initially be allocated to the Company Stock Fund.

     8.8 Investment of Company Stock Fund. The Company Stock Fund shall be invested exclusively in Shares, except that the Trustee may retain an amount of cash sufficient to pay out any fractional Shares or small Share balances which Participants may be entitled to on distribution of their Accounts. Any monies, contributed by the Participating Companies or received pursuant to cash dividends paid on or cash distributions made with respect to Shares held by the Trustee, shall be invested in Shares as soon as reasonably possible after their receipt. The Company shall not be obligated to sell any Shares to the Trustee, but may do so in the sole discretion of its stockholders or Board of Directors, as the case may be, out of authorized but unissued Shares, treasury Shares or Shares previously issued and reacquired by the Company. In order to ensure the availability of Shares for purchase by the Trustee, the Trustee may, at the direction of the Committee, enter into an agreement to purchase Shares with, or acquire an option to

                                      8-5
purchase Shares from, such person or persons, including the Company, its Directors or officers, as the Committee shall select.

     Notwithstanding the foregoing provisions of this Section, the Company Stock Fund shall be invested in Shares only while Shares (i) constitute "qualifying employer securities," as such term is defined in Section 4975 of the Code and Section 407(d) of ERISA and (ii) are available and (iii) have not been disposed of pursuant to a Participant vote or merger as provided in
Section 8.9 hereof. At any such time such investment may constitute more than ten percent (10%), and as much as one hundred percent (100%), of the fair market value of the assets of the Trust Fund and as much as one hundred percent (100%) of the fair market value of the assets of the Company Stock Fund.

     If the Shares cease to be "qualifying employer securities," cease to be available, or are either sold pursuant to a Participant vote or converted to cash in a merger described in Section 8.9 hereof, proceeds from the disposition of Shares, or amounts which otherwise would be invested in Shares, shall be invested in investment funds otherwise selected by the Company pursuant to
Section 8.2 hereof. Initially, such amounts shall be invested as follows:

     (a) if an affected Participant, former Participant or Beneficiary is directing the investment of his Accounts pursuant to Section 8.3 hereof, such amounts shall be invested in accordance with the direction in effect for the investment of new contributions or, if no such election is in effect with respect to the investment of new contributions, but an election is in effect with respect to the investment of existing Account balances, then in accordance with such election; or


                                      8-6

     (b) if an affected Participant, former Participant or Beneficiary is not directing the investment of his Accounts pursuant to Section 8.3 hereof, such amounts shall be invested in the default fund designated by the Company pursuant to Section 8.3 hereof; or

     (c) if the Company is not permitting Participants, former Participants or Beneficiaries to direct the investment of their Accounts pursuant to
          Section 8.3 hereof, then the amounts shall be invested in the discretion of the person directing such investment.

     Following the initial investment of such amounts, the investment thereof shall be subject to the provisions otherwise applicable to the investment of Accounts hereunder.

     8.9 Contributions Conditioned on Qualification. This Plan has been established and contributions will be made hereto on the express condition that it initially be and remain a qualified plan under Section 401(a) of the Code. It is intended that the Participating Companies, Participants and Beneficiaries be entitled to the benefits of the special provisions of the Code and ERISA which are applicable to qualified plans including:

     (a) deduction of employer contributions pursuant to Section 404 of the Code;

     (b) deduction of 401(k) contributions pursuant to Section 401(k) of the Code;

     (c) deferral of tax to plan Participants until receipt of distributions from the Plan pursuant to Section 402 of the Code;

     (d) special income averaging provisions applicable to lump sum distributions from the Plan pursuant to Section 402(e) of the Code; and

     (e) exemption of the Trust Fund from taxation under Section 501(a) of the Code;

                                      8-7
and this Plan is expressly conditioned upon the initial and continued qualification of this Plan for such benefits.

     Because the sale or exchange of the Shares held by this Plan could result in the violation of Section 411(d)(6) of the Code, disqualification of this Plan as a qualified plan and in the loss to the Participating Companies, Participants and Beneficiaries of the beneficial provisions of the Code and ERISA described above, the Trustee is hereby expressly forbidden from selling or exchanging any of the Shares held in the Trust Fund except as follows:

     (i) the Trustee can sell Shares solely for the purpose of making distributions of cash in lieu of fractional Shares or to distribute Share balances pursuant to Section 15.2 hereof;

     (ii) except as provided in (i) above, the Trustee may sell or exchange Shares only if:

            (A) the Participant to whose Account the Shares are allocated under this Plan directs the sale or exchange of the Shares; or

            (B)  the Company directs that the Company Stock Fund be eliminated.

     The foregoing provisions of this Section shall not apply to a proposed merger of the Company with another corporation, and the proposed merger shall not be deemed a proposed sale or exchange. In the event that a merger of the Company with another corporation is proposed, the Trustee shall provide each Participant with Shares in his Account with the opportunity to exercise his statutory appraisal rights pursuant to Section 8.11 hereof. The Committee shall instruct the Trustee to vote the Shares as the Committee shall determine except that the Shares held in the

                                      8-8

Account of any Participant who elects to exercise statutory appraisal rights shall not be voted in favor of the merger.

     The Trustee shall vote Shares and perfect appraisal rights pursuant to such directions. Following a merger in which the Trustee receives cash for Shares, the cash shall be invested as provided in Section 8.9 hereof. Following a merger in which the Trustee receives other stock for Shares, the stock shall be held or disposed pursuant to Section 8.9 hereof depending on whether it is a "qualifying employer security."

     8.10 Purchase, Sale and Voting of Shares. Except to the extent that this Plan contains specific direction to the Trustee with respect to the purchase, sale or voting of Shares, such Trustee shall purchase Shares or sell or vote Shares held in the Trust Fund only in accordance with the directions of the Committee. This provision shall apply to Shares to be acquired other than either (i) indirectly by virtue of being held by an investment fund as referred to in Section 8.2 hereof, or (ii) pursuant to Participant or Beneficiary direction, or (iii) as a contribution of Shares or as a contribution of cash with a direction that it be used to purchase Shares.

     8.11 Appraisal Rights. In the event that the stockholders of the Company are requested to approve a transaction which gives rise to appraisal rights under applicable State law, the Trustee shall notify the Participants of the procedure required in order to perfect their appraisal rights and request directions with respect to whether they wish to exercise such appraisal rights. Unless the Trustee shall receive notice of a Participant's

                                      8-9
election to perfect his appraisal rights within the time period specified by the Trustee for such notice, the Trustee shall have no duty to preserve such appraisal rights.

     To the extent that any such Participants shall direct the Trustee to perfect their appraisal rights, the Trustee shall debit their Accounts by the number of Shares credited to their Accounts at the time of the transaction and shall segregate on their behalf an equivalent number of Shares. Such segregated Shares shall be surrendered to the Company upon the settlement of the claim for appraisal rights. The amount paid to the Trustee with respect to appraisal rights shall be allocated among the Participants who had directed the Trustee to perfect their appraisal rights in proportion to the number of Shares allocated to their Accounts at the time of the transaction. Their Accounts shall thereupon be credited with a number of Shares equal to the amount allocated to each of them divided by the fair market value of one (1) Share determined at the time of the receipt of the settlement of their appraisal rights. The amounts received in settlement of appraisal rights shall be invested, as provided in Section 8.9 hereof, as soon as reasonably possible after their receipt in accordance with Section 8.9 hereof. The mere fact that a Participant is pursuing his appraisal rights with respect to a transaction shall not prevent him from continuing to be a Participant hereunder nor shall it prevent him from being entitled to have Shares credited to his Match Account in accordance with Article 6 hereof.

     8.12 Interim Investments. Pending investment in Shares pursuant to Section 8.9, the Trustee may invest and reinvest any

                                      8-10
monies received by it in short-term money market investments including short-term corporate, individual or government obligations, whether secured or unsecured, time or savings deposits of the Trustee or any parent or Affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may, but need not be, guaranteed by the Federal Deposit Insurance Corporation, or in shares of any Regulated Investment Company, in units of any common trust fund or in partnership interests of any partnership which Regulated Investment Company, common trust fund or partnership invests in such short-term money market instruments and deposits.

                                      8-11

                                   ARTICLE 9

                                    ACCOUNTS

     9.1 Establishment of Accounts. Upon an Employee's becoming a Participant, the Administrator shall notify the Trustee and provide the Trustee with such information concerning said Participant as the Trustee may require. Upon being notified by the Administrator that an Employee has become a Participant, the Trustee shall establish a Profit Sharing Account in the name of such Participant. At such time as a Participant makes a pre-tax contribution pursuant to Section 4.1 hereof, the Trustee shall establish a Pre-Tax Account and Match Account on behalf of such Participant. At such time as a qualified nonelective contribution is made on behalf of a Participant pursuant to Section
6.4 hereof, the Trustee shall establish a Qualified Nonelective Account on behalf of such Participant. If a Participant's employment shall terminate for a reason other than his death, Disability or retirement, a Distribution Account shall be established for him pursuant to Article 12 hereof. At such time as a Participant has amounts transferred to this Plan pursuant to Article 20 hereof, the Trustee shall establish a Rollover Account on behalf of such Participant.

     9.2 Crediting Accounts. The said Accounts shall be credited with contributions in the amounts specified in Articles 4, 5 and 6 hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article, and shall be debited with the amount of any withdrawals or distributions made

                                      9-1
from such Accounts pursuant to Articles 10, 11, 12, 13 or 14 hereof. All such credits and debits to the Accounts of a Participant shall be made as of the dates specified in the appropriate Sections of this Plan.

     9.3 Valuation of Assets. As of each Valuation Date and on such other dates as the Administrator, in its sole discretion, may designate pursuant to Section
9.5 hereof, the Trustee shall evaluate all assets of the Trust Fund. The Trustee shall use the fair market values of securities or other assets in making said determination. The Trustee shall then subtract from the total value of the assets of said Trust Fund the total of all Accounts as of said Valuation Date. Each such Account shall be credited with that portion of the excess of the value of the assets over the total of all such Accounts which bears the same relationship to the total of such excess as (a) bears to (b), where:

     (a)  equals the amount credited to said Account; and

     (b) equals the total amounts credited to all Accounts. The amount credited to each Account shall be reduced in similar proportion in the event the total of all Accounts as of said date exceeds the total value of all assets of the Trust Fund as of said Valuation Date. It is intended that this paragraph operate to distribute among all such Accounts in the Trust, all income of the Trust Fund and changes in the value of the Trust Fund's assets, as the case may be. The Administrator and the Trustee may adopt such rules as they deem appropriate to credit pre-tax contributions and matching contributions or other contributions which were received periodically through the valuation period with an appropriate

                                      9-2
          percentage of the income, gains and losses of the Trust Fund's assets.

     Notwithstanding the foregoing provisions of this Section, if the assets of the Trust Fund are invested either with an institutional Trustee or with an Investment Manager or other professional money manager which maintains a procedure for allocating investment earnings and losses to Accounts utilizing the fair market value of assets, the Trustee may direct that such method be used in lieu of the procedures hereinbefore described.

     9.4 Valuation of Investment Funds. If separate investment funds have been established under Article 8 hereof, the Trustee shall proceed as described in
Section 9.3 above but on an investment fund by investment fund basis. It is intended that this Section operate to distribute among all Accounts invested in a particular investment fund all income of such fund allocable to the Trust and changes in the value of the fund's assets, as the case may be. The adjustments in the amounts credited to such Accounts shall be deemed to have been made as of said Valuation Date.

     9.5 Interim Valuation of Assets. In addition to or in lieu of the Valuation Dates set forth in Section 9.3 hereof, the Administrator, in its sole discretion, may instruct the Trustee to make an interim valuation of assets of the Trust Fund. In exercising its discretion as to whether to instruct the Trustee to evaluate the assets of the Trust Fund, the Administrator shall consider the following factors:

     (a)  the expense of any such interim valuation;

                                      9-3

     (b) the length of time involved in making any such interim valuation and the resulting delay in making any distributions from the Trust Fund;

     (c) the magnitude of the estimated change in the value of the assets of the Trust Fund; and

     (d)  the size of any distribution or distributions involved.

     Upon instruction by the Administrator, the Trustee shall evaluate the assets of the Trust Fund and adjust all the Accounts of the Plan in accordance with the methods and procedures contained in Section 9.3 or 9.4 hereof as of the date specified by the Administrator.

                                      9-4

                                   ARTICLE 10

                      HARDSHIP AND IN-SERVICE WITHDRAWALS

     10.1 Hardship Distributions. Subject to uniform rules and procedures as the Administrator may prescribe, in case of hardship, a Participant may apply to the Administrator for a hardship distribution. For purposes of this Section, a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need, described in Section 10.2 below, and is necessary, as described in Section 10.3 below, to satisfy such need. Such distribution may be made only from amounts specified in Section 10.4 below. The minimum amount of any hardship distribution made hereunder shall be One Thousand Dollars ($1,000.00)

     10.2 Immediate and Heavy Financial Need. A distribution will be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

     (a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or amounts necessary for such persons to obtain medical care described in such Section 213(d);

     (b) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

     (c) payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children, or dependents (as defined in Section 152 of the Code); or

                                      10-1

     (d) payment necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

     10.3 Determination of An Amount Necessary to Satisfy an Immediate and Heavy Financial Need. A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

     (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

     (b) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Participating Companies or any Affiliate;

     (c) the Plan and all other plans maintained by Participating Companies or any Affiliate provide that the Participant may not make pre-tax contributions for the Participant's taxable year immediately following the taxable year of the Participant during which said hardship distribution occurs in excess of the applicable limit under
          Section 402(g) of the Code for such next taxable year of the Participant less the amount of such Participant's pre-tax contributions for the taxable year of the Participant during which said hardship distribution occurs; and

     (d) the Participant is prohibited, under the terms of the Plan and all other plans maintained by the Participating Companies or any Affiliate (or other legally enforceable agreement), from making pre-tax, other elective contributions and voluntary after tax contributions to the Plan and such other plans for at least twelve
          (12) months after receipt of the hardship distribution. For this purpose the phrase "all other plans" includes a stock option, stock purchase or similar plan or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code.

                                      10-2

          The phrase "all other plans" does not include a health or welfare benefit plan including one that is part of a cafeteria plan within the meaning of Section 125 of the Code or the mandatory Employee contribution portion of a defined benefit plan.

By virtue of this Section and Sections 4.6 and 5.6, the Plan provides for the restrictions contained above in subsections (c) and (d).

     10.4 Permitted Distributions. If the Administrator determines that the criteria set forth above are satisfied with respect to a Participant, it may order a distribution of all or a portion of the sum of:

     (a) such Participant's Profit Sharing and Match Accounts (which are not amounts attributable to qualified nonelective contributions) multiplied, respectively, by his Vested Percentage in each such Account; plus

     (b) such Participant's Distribution Accounts, if any, which are not amounts attributable to qualified nonelective contributions; plus

     (c)  the lesser of:

          (i)    such Participant's Pre-Tax Account balance; and

          (ii) the aggregate amount of the pre-tax contributions made to his Pre-Tax Account; plus

     (d) the amount then credited to any After-Tax Accounts or Rollover Accounts then held for his benefit.

The Participant shall, at the time that his hardship application is made, designate the Accounts and investments which are to be liquidated to permit the making of such a distribution.

     10.5 In-Service Withdrawals. Subject to uniform rules and procedures as the Administrator may prescribe, a Participant

                                      10-3
may withdraw all or a part of the amounts credited to his Rollover and After-Tax Accounts.

     As of the Restatement Date, the Administrator has prescribed the following uniform rules and procedures:

     (a) After-Tax Account. A Participant may withdraw amounts from his After-Tax Account at any time upon written notice to the Administrator, subject to reasonable and uniform notice requirements established by the Administrator.

     (b) Rollover Account. A Participant may withdraw amounts from his Rollover Account at any time upon written notice to the Administrator, subject to reasonable and uniform notice requirements established by the Administrator.

     (c) Minimum Amount. The minimum withdrawal from an After-Tax Account or Rollover Account shall be One Thousand Dollars.

     (d) Frequency. Not more than one withdrawal may be made from an After-Tax Account per Plan Year and not more than one withdrawal may be made from a Rollover Account per Plan Year.

Any withdrawals from a Participant's After-Tax Account shall be deemed to be made in the following order:

     (i) first, the after-tax contributions which were made by the Participant and which are credited to his After-Tax Account established pursuant to Section 5.5 hereof, as adjusted for income, gains or losses thereon; and

     (ii) second, the balance, if any, of the amounts credited to the Participant's After-Tax Account.

     10.6 Method of Distribution. If the Administrator orders a hardship distribution or an in-service distribution pursuant to this Article, such distribution shall be made in a lump sum. Amounts distributed to a Participant under this Article shall be debited to the appropriate Account when paid.

                                      10-4

     10.7 Administration of Hardship and In-Service Distribution Provisions. Subject to the provisions of Section 4.6 hereof providing for the cessation of the Participant's pre-tax contributions following such Participant's hardship withdrawal, and the provisions of Sections 5.6 and 5.7 hereof providing for the cessation of the Participant's after-tax contributions following such Participant's hardship withdrawal of pre-tax contributions, and the Participant's in-service or hardship withdrawal of his entire After-Tax Account, neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a Participant's participation in the Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of the hardship or in-service withdrawals pursuant to this Article. Any withdrawals made pursuant to this Article may not be repaid to the Plan.

     10.8 Spouse's Consent. No hardship or in-service distribution may be made hereunder unless the Participant's spouse, if any, consents in the manner set forth in Section 23.5 hereof if such consent is required under Section 23.6 hereof.

                                      10-5

                                   ARTICLE 11

                                     LOANS

     11.1 Loan Administration and Applications. The following persons, except for any person who is a Shareholder Employee as defined in Section 11.4 below, may apply to the Administrator for a loan from the Plan:

     (a) a Participant, including any person who has become an inactive Participant due to his no longer being a Covered Employee (but, subject to paragraph (b) below, not including any person who has become a former Participant due to his having incurred a Termination of Employment); and

     (b) a former Participant who is a "party in interest" within the meaning of ERISA Section 3(14).

Any such loan shall not be made available to Highly Compensated Employees in an amount greater than that made available to persons who are not Highly Compensated Employees. If the Administrator determines that such borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Administrator shall direct the Trustee to make a loan to such borrower from one or more of his Accounts. The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from Plan and loans made under other qualified retirement plans, if any, maintained by the Company or any Affiliate, cause the aggregate amount of all such loans to such borrower to exceed the lesser of (a) or (b) below, where:

     (a) equals one-half (1/2) of the Vested Interest held for such borrower under this Plan; and

                                      11-1

     (b) equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

          (i) the highest outstanding balance of loans to such borrower from this Plan and all other qualified retirement plans maintained by the Company and its Affiliate during the twelve (12) month period preceding the date on which the loan is to be made; minus

          (ii) the outstanding balance of loans to such borrower from the plans on the day the loan is to be made.

     The following additional provisions shall be applicable to the loan program under this Plan:

     (A) Loan Program Administration. The loan program under the Plan shall be administered by the Administrator, in accordance with uniform rules and procedures as the Administrator may prescribe. As of the Restatement Date, the Administrator has prescribed that:

          (i) each borrower is limited to no more than two (2) loans outstanding at one time; and

          (ii) the amount of such loan shall not be less than one thousand dollars ($1,000.00).

     (B) Loan Application Procedure. Each borrower shall apply for a loan by written application on a form acceptable to the Administrator.

     (C) Basis for Approval or Denial of Loans. Loans will be approved only if:

          (1) the Administrator believes the borrower intends to repay the loan in accordance with its terms; and

          (2) the borrower's spouse, if any, consents in the manner set forth in Section 23.5 hereof if such consent is required under
                 Section 23.6 hereof; and

          (3) the amount of such loan shall not be in excess of the lesser of (I) and (II), where:

                 (I)  an amount equal to the sum of (A) and (B), where:

                                      11-2

                      (A) equals his Vested Percentage multiplied by the amount which is credited to his Match and Profit Sharing Accounts at the time of such loan, and

                      (B) equals the amount which is credited to the borrower's Pre-Tax, After Tax, Qualified Nonelective, Distribution and Rollover Accounts at the time of such loan,

                      and shall be made exclusively from such Accounts; and

                 (II) an amount the Administrator determines the borrower can reasonably be expected to repay; and

            (4) the borrower designates the Accounts and investments which are to be liquidated to permit making of such a loan, as requested by the Administrator; and

            (5) the loan satisfies the requirements of Section 11.2 of the Plan.

     11.2 Terms and Conditions of Loans. Any loan made pursuant to Section 11.1 shall be considered to be made solely from the Account or Accounts of the borrower and shall be subject to the following terms and conditions:

     (a) Interest. Interest shall be charged at a reasonable rate, comparable to the rate charged by a commercial lender for a similar loan.

     (b) Loan Term and Repayment Schedule. The term of any loan shall be arrived at by mutual agreement between the borrower and the Administrator but shall not exceed five (5) years, unless the proceeds of such loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the borrower's principal residence, in which case, such loan may be for such term as is customary in similar transactions involving lending institutions. All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan; provided, however, that the terms of the loan may permit a borrower a grace

                                      11-3
          period of up to one (1) year from such repayments while such borrower is on an unpaid leave of absence from the a Participating Company.

          Notwithstanding anything contained herein to the contrary, loan repayments by a Participant who is in Military Service will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

     (c) Segregation of Accounts. If an individual borrows money from the Plan, his Accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes. The note representing such loan and the borrower's Accounts, to the extent of such borrowing, shall not be taken into Account in the valuation of the Plan pursuant to
          Section 9.3 hereof.

     (d) Repayment Procedures. Repayment of any loan made to an Employee shall be by payroll deduction unless another procedure is agreed to by the Administrator and the Employee. Repayment of any loan made to a borrower who is not an Employee shall be made as mutually agreed by the Administrator and such borrower.

     (e) Documentation and Collateral. Each loan shall be evidenced by a borrower's note for the amount of the loan and interest payable to the order of the Trustee and shall be supported by adequate col-lateral. Such collateral shall consist of (i) an amount not to exceed fifty percent (50%) of the borrower's entire Vested Interest in and to the Trust Fund, and (ii) other property, if necessary, of sufficient value to adequately secure the repayment of the loan.
          The Administrator may require such other and further documentation as it deems appropriate.

     (f) Default. The Administrator may declare a borrower to be in default if he fails to make any payment of principal or interest when due, if he fails to make a required payment after a permitted one (1) year grace period, as provided in subsection (b) above, or if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Administrator within ten
          (10) days after a request therefor by the Administrator. In the event the Administrator declares a borrower to be in default, his loan shall be accelerated, and:


                                      11-4

          (i) If his collateral security in this Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the pre-tax contribution portion thereof, the Trustee shall execute upon such Plan collateral; and

          (ii) If his collateral security in this Plan is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the pre-tax contribution portion thereof, the Trustee shall commence appropriate collection actions against the borrower to recover the amounts owed.

          Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the borrower or his Accounts under this Plan.

     11.3 Payment of Prior Loans. Notwithstanding the foregoing provisions of this Article, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section, the Administrator shall be able to rely on a certification by the borrower as to the use of the new loan's proceeds.

     11.4 Shareholder-Employee Defined. The term "Shareholder-Employee" shall mean, with respect only to those taxable years for which the Company or any Affiliate is an "electing small business corporation" pursuant to Subchapter S of the Code, an Employee of who owns, or is considered as owning (within the meaning of Section 318(a)(1) of the Code) on any day during such a

                                      11-5
taxable year, more than five (5) percent of the outstanding stock of such entity.

                                      11-6

                                   ARTICLE 12

                           TERMINATION OF EMPLOYMENT

     12.1 Right to Benefit Upon Termination of Employment. In the event of the Termination of Employment of a Participant for any reason other than death, Disability or retirement, he shall be entitled to receive a distribution of his Vested Interest.

     12.2 Commencement of Distributions. The Vested Interest of a terminated Participant shall be distributed to him in accordance with the rules and procedures set forth in Article 15 hereof. Distribution shall be made or shall commence to be made as of the dates set forth below:

     (a) if the value of his Vested Interest at the time of distribution (and at the time of any prior distribution) did not exceed Three Thousand Five Hundred Dollars ($3,500.00), the distribution shall be made as soon as reasonably possible after his Termination of Employment; or

     (b) if the value of his Vested Interest at the time of distribution (or at the time of any prior distribution) exceeds Three Thousand Five Hundred Dollars ($3,500.00), the distribution shall be made no later than:

          (i) as soon as reasonably possible following the close of the Plan Year in which occurs the later of his attainment of his Normal Retirement Date or his Termination of Employment, but not later than sixty (60) days following the close of such Plan Year; or

          (ii) as of such earlier date as the Participant shall select in writing, but not earlier than an administratively reasonable date following his Termination of Employment.

     12.3 Vested Percentage. If a terminated Participant's Vested Percentage is one hundred percent (100%), his Profit Sharing

                                      12-1

Account and Match Account shall be deemed to have become Distribution Accounts on his date of Termination of Employment and shall thereafter be held, administered and distributed in accordance with Article 15 hereof.

     If his Vested Percentage is less than one hundred percent (100%), his Profit Sharing Account and Match Account shall continue to be administered as such and shall be revalued periodically in accordance with the provisions of
Article 9 hereof until the earliest to occur of any of the following events:

     (a)  he has received a distribution of his entire Vested Interest;

     (b)  he has incurred five (5) consecutive One Year Breaks in Service;

     (c)  he dies; or

     (d)  he is rehired by a Participating Company or any Affiliate.

     If the earliest to occur of said events is either his (i) having received a distribution of his entire Vested Interest together with his having incurred a One Year Break in Service, (ii) his having had five (5) consecutive One Year Breaks in Service, or (iii) his death, an amount equal to the excess of:

     (1) the balance in his Profit Sharing Account and Match Account, plus the amount, if any, then credited to his Pre-Tax, After-Tax, Rollover and Distribution Accounts held for his benefit; over

     (2)  his Vested Interest in such Accounts;

shall be forfeited as of such date and shall be debited to the appropriate Accounts. If any amounts remain credited to said Accounts after said forfeiture, they shall thereafter be deemed to

                                      12-2
have become Distribution Accounts and shall be held, administered and distributed in accordance with Article 15 hereof.

     If a terminated Participant does not have a Vested Interest, he will be deemed, for purposes of Section 12.3(a) above, to have received a distribution of his entire Vested Interest as of the date of his Termination of Employment.

     If the earliest of said events shall be the terminated Participant's rehire by a Participating Company or any Affiliate, he shall immediately be reinstated as a Participant in this Plan and this Article shall not apply to him until a subsequent Termination of Employment described in Section 12.1.

     12.4 Use of Forfeitures. The amounts forfeited pursuant to Section 12.3 hereof shall be used to reduce future Participating Company contributions.

     12.5 Rehired Participants. In the event a terminated Participant is rehired by a Participating Company or any Affiliate prior to incurring (5) consecutive One Year Breaks in Service, he shall immediately be reinstated as a Participant in this Plan; payment of benefits, if any are being made to him under the Plan, shall cease; and any amounts forfeited pursuant to Section 12.3 above shall be recredited to his Accounts as of the date such rehired Participant makes repayment of the full amount distributed to him following his earlier Termination of Employment, provided that he makes such repayment to this Plan on or before the first to occur of:

     (a) the date he incurs a five (5) year consecutive One Year Breaks in Service; and

                                      12-3

     (b)  the fifth (5th) anniversary of his date of rehire.

Such repaid amounts shall be recredited to the Accounts from which they originated. If such a rehired Participant fails to make timely repayment in full of his prior distribution, the amounts previously forfeited pursuant to this Article shall remain a forfeiture. For purposes of this Section, if a rehired Participant did not have a Vested Interest at the time of his prior Termination of Employment, and was deemed for purposes of Section 12.3 hereof to have received a distribution of his entire Vested Interest as of the date of such Termination of Employment, he shall be deemed to have recontributed such entire Vested Interest as of his date of rehire, provided such date of rehire is timely as hereinbefore provided in this Section.

     Notwithstanding any other provision of this Plan to the contrary, in order to balance the Accounts maintained under this Plan after giving effect to the recrediting of previously forfeited amounts to a rehired Participant's Profit Sharing Account and Match Account, the Company shall direct the Trustee to do the following:

     (i) first, reduce the value of the forfeitures, if any, which would otherwise be allocated to Accounts or used to reduce Participating Company contributions as of the Allocation Date which is the last day of the Plan Year in which such Participant was rehired, or, if later, the Plan Year in which he recontributed his prior distribution as hereinbefore provided; and

     (ii) second, require the appropriate Participating Company, as determined by the Company in its sole discretion, to contribute to the Plan an amount equal to the difference between the aggregate previously forfeited amounts which were recredited to such Accounts of Participants who were rehired or made recontributions during the Plan Year and the sum of the amounts described in (i) above.

                                      12-4

            Such contribution shall be made by the Participating Company no later than the due date (including extensions) of its tax return for the Taxable Year during which such Participants were rehired or made such recontributions.

Neither the recrediting of the accounts of rehired Participants, nor the funding of such recrediting, shall be treated as Annual Additions for purposes of Article 19 hereof. Rather, such amounts shall be deemed for such purpose to have been contributed and allocated as of the time of the original contribution and allocation.

                                      12-5

                                   ARTICLE 13

                              RETIREMENT BENEFITS

     13.1 Normal Retirement. The Profit Sharing Account and Match Account of a Participant who has attained his Normal Retirement Date shall be fully vested and nonforfeitable. A Participant who retires on his Normal Retirement Date shall be entitled to receive an amount equal to the amounts and Shares then credited to Accounts held for his benefit. Unless a Participant elects to defer his distribution pursuant to Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible after his date of retirement but not later than sixty (60) days after the close of the Plan Year which includes his date of retirement. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

     13.2 Late Retirement. In the event a Participant works beyond his Normal Retirement Date, his retirement shall be deemed to have occurred on the date of his Termination of Employment with a Participating Company or any Affiliate for any reason other than death. In the event of such late retirement, such Participant shall be entitled to receive a distribution of the amounts and Shares credited to his Accounts. Unless a Participant elects to defer his distribution pursuant to Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following his date of late retirement but not later than sixty (60) days following the

                                      13-1
close of the Plan Year which includes his date of late retirement. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

     13.3 Disability Retirement. Upon receipt from a Participant or a person authorized by him or on his behalf of a request that distributions be made on account of such Participant's Disability, or upon its motion, the Administrator shall determine the extent of the Participant's Disability and may, to assist it in making such determination, cause appropriate medical diagnoses and tests to be made at the expense of the Participating Companies. If the Administrator shall determine that the Participant is Disabled, as defined in Article 2 hereof, his date of Disability retirement shall be deemed to be the first day of the month following the date on which the Administrator determined him to be Disabled or such earlier date as he shall have incurred a Termination of Employment as defined in Article 2 hereof in connection with said Disability, and he will be deemed to have ceased to be an active Participant on that date. Such a Disabled Participant shall be entitled to receive the amounts and Shares then credited to all Accounts held for his benefit. Except as provided in
Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the close of the Plan Year in which his Normal Retirement Date occurs, but not later than sixty (60) days following the close of such Plan Year, or as of such earlier date as the Participant shall elect, provided such date is not earlier than as soon as reasonably possible following the Participant's date of Disability retirement. Such

                                      13-2
distribution shall be made in accordance with the provisions of Article 15 hereof.

                                      13-3

                                   ARTICLE 14

                                 DEATH BENEFITS

     14.1 Death of a Participant. In the event of the Termination of Employment of a Participant by reason of his death, his designated Beneficiary shall be entitled to receive a distribution in an amount equal to the amounts and Shares then credited to the Accounts held for his benefit. Unless a Beneficiary elects to defer distribution pursuant to Section 15.1, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the Participant's death, but not later than sixty (60) days after the close of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or date of death. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

     14.2 Death of a Retired or Terminated Participant Prior to Commencement of Benefits. In the event of the death of a retired or terminated Participant prior to the date distribution has been made or commenced to be made to him, his designated Beneficiary shall be entitled to receive a distribution in an amount equal to his Vested Interest. The Vested Percentage of a retired or terminated Participant shall not increase due to his death. Unless a Beneficiary elects to defer such distribution pursuant to Section 15.1 hereof, such amounts and Shares shall be distributed or shall commence to be distributed as soon as reasonably possible following the Participant's death, but not

                                      14-1
later than sixty (60) days after the close of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or date of death. Such distribution shall be made in accordance with the provisions of Article 15 hereof.

     14.3 Death of a Retired or Terminated Participant After Commencement of Benefits. In the event of the death of a retired or terminated Participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his Beneficiary except to the extent provided for by the method under which the retired or terminated Participant was receiving distributions under Article 15 hereof.

     14.4 No Beneficiary Designation. Unless a Participant or former Participant has designated a death Beneficiary in accordance with the provisions of Section 14.5 hereof, his death Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant:

     (a)  his spouse at the time of his death; and

     (b)  the executor or administrator of his estate.

     14.5 Designation of Beneficiary. In lieu of having the amounts distributable pursuant to this Article distributed to a death Beneficiary determined in accordance with the provisions of Section 14.4 hereof, a Participant or former Participant may sign a document designating a death Beneficiary or death Beneficiaries to receive such amounts. If the Participant is married, any such designation shall be effective only if the spouse of the

                                      14-2

Participant is the sole primary Beneficiary or the spouse consents to such designation in the manner set forth in Section 23.5 hereof.

     14.6 Administrator to Notify Trustee. Upon the death of a Participant or a former Participant, the Administrator shall immediately advise the Trustee of the identity of such Participant's death Beneficiary or Beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in accordance with the instructions it receives from the Administrator.

     14.7 Incomplete Disposition. In the event that a Participant or former Participant, dies at a time when he has a designation on file with the Administrator which does not dispose of all of the amounts and Shares distributable under this Plan upon his death, then the amounts distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant's or former Participant's designation, shall be distributed to a death Beneficiary determined under the provisions of Section 14.4 hereof.

     14.8 Ambiguity of Beneficiary Designation. Any ambiguity in a Participant's death Beneficiary designation shall be resolved by the Administrator. Subject to Section 14.5 hereof, the Administrator may direct a Participant to clarify his designation and if necessary execute a new designation containing such clarification.

                                      14-3

                                   ARTICLE 15

                                 DISTRIBUTIONS

     15.1 Time of Distribution. Distributions will normally commence as of the dates specified in Articles 12, 13 and 14 hereof. However, subject to the minimum distribution requirements set forth in Section 15.4 hereof:

     (a) the Participant, or his Beneficiary in the event of his retirement, death or disability, may elect pursuant to a procedure acceptable to the Administrator, to defer any distribution to a date which is later than the dates specified in Article 13 or 14, whichever is applicable; and

     (b) a Participant's Vested Interest may not be distributed to the Participant prior to attainment of his Normal Retirement Date without the consent of the Participant.

     The ability to defer distributions beyond a Participant's Normal Retirement Date, or other date specified in Article 13 or 14, whichever is applicable, pursuant to Section 15.1(a) hereof, and the consent requirements of
Section 15.1(b) hereof shall apply only if the Participant's Vested Interest exceeds, or at the time of any prior distribution exceeded, Three Thousand Five Hundred Dollars ($3,500.00). In the case of smaller amounts, the immediate distribution provision of Section 15.6 hereof shall be applicable.

     Finally, notwithstanding the foregoing provisions of this Section and the contrary provisions of Articles 12, 13 and 14, the requirement that a distribution commence within sixty (60) days after the close of the Plan Year in which a Participant's Normal Retirement Date occurs shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date

                                      15-1
or the Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made retroactive to such date. This paragraph is not intended to permit a Participant, former Participant or Beneficiary to elect to defer payment beyond the dates otherwise provided therefor in this Plan.

     15.2 Method of Distribution. Distributions will be made or commence to be made in one or a combination of the following methods, as selected by such Participant, former Participant or Beneficiary:

     (1)  a single lump sum distribution; or

     (2) nearly equal monthly or quarterly installments not to exceed the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary (which shall not exceed twenty (20) years in the event that the Beneficiary is someone other than the Participant's spouse).

To elect a method of benefit distribution, an eligible Participant, former Participant or Beneficiary shall notify the Administrator of such election in writing prior to the date his retirement benefits become distributable pursuant to Article 12, 13 or 14.

     Any distribution made pursuant to this Article shall be subject to the withholding requirements of Section 3405(c) of the Code, if applicable, unless the Participant elects a direct transfer of the amounts distributable from the Plan to an eligible retirement plan.

     If a Participant's Match Account contains Shares, distributions from such Account shall be made in cash or in Shares,

                                      15-2
as the Participant or his Beneficiary, in the event of such Participant's death, shall elect; provided, however, that fractional Shares shall be distributed in cash. Distributions from any other Account (and from the Match Account to the extent it does not consist of Shares) shall be made in cash.

     15.3 Administering Distribution of Accounts. The Administrator shall notify the Trustee immediately of the Participant's former Participant's or Beneficiary's election, and the Trustee shall make all distributions in accordance with such method of distribution.

     15.4 Restrictions on Delay and Timing of Distributions. Notwithstanding any other provisions of this Plan, distributions hereunder shall be subject to the following restrictions:

     (a)  in the case of a living Participant or former Participant:

          (i)    distribution must commence on or before:

                 (A) with respect to a Participant or former Participant who is not a five percent (5%) owner, as set forth in Section 416(i) of the Code, the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) or retires, whichever is later; or

                 (B) with respect to a Participant or former Participant who is a five percent (5%) owner, the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2); and

          (ii) installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; and

     (b) in the case of a deceased Participant or former Participant, benefits commencing after his death shall be payable either:

                                      15-3

          (iii) by the December 31 of the calendar year containing the fifth anniversary of the Participant's death; or

          (iv)   if benefits commence to his Beneficiary either:

                 (A) on or before the December 31 of the calendar year immediately following the calendar year in which the Participant died or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury; or

                 (B) if his spouse is his Beneficiary, by the later of the December 31 of the calendar year immediately following the calendar year in which the Participant died and the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2);

                 over a period not extending beyond the life expectancy of such Beneficiary; or

          (v) if the Participant's distribution had commenced prior to his death under a form of payment meeting the requirements of subsection (a)(ii) above, such distribution must be completed by the remainder of the period specified in said subsection
                 (a)(ii); and

     (b) in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either:

          (i) by the December 31 of the calendar year containing the fifth anniversary of the spouse's death;

          (ii) if distribution commences to the spouse's beneficiary on or before the December 31 of the calendar year of the spouse's death, or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such beneficiary; or

     (c) in the event payments are made to a Participant's child, for purposes of this Section, such payments shall be deemed to be paid to the Participant's spouse if such payments will become payable to such

                                      15-4
          spouse upon such child's reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A Participant, former Participant or spouse of a Participant who elects to take distribution over his life expectancy may elect to have his life expectancy redetermined from time to time but not more frequently than annually. In the event that a Participant, former Participant or spouse of a Participant fails to make such an election, then no redetermination shall be performed.

     All distributions required under this Article shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

     15.5 Revaluation of Undistributed Amounts. As long as there remain any amounts or Shares credited to a Distribution Account, the Trustee shall continue to maintain said Account and said Account shall be periodically revalued in accordance with the provisions of Article 9 hereof. In the event that a former Participant shall have more than one Distribution Account, the Trustee may in its sole discretion consolidate said Distribution Accounts into a single Distribution Account.

     15.6 Immediate Lump Sum Payment of Small Amounts. Notwithstanding anything contained in this Plan to the contrary, in the event that the Vested Interest of a retired, terminated, Disabled or deceased Participant has a value less than or equal to (and at the time of any prior distribution had a value less than or equal to) Three Thousand Five Hundred Dollars ($3,500), the

                                      15-5

Administrator shall direct the Trustee to distribute the Vested Interest credited to such Participant's Accounts in a single lump sum payment as soon as reasonably possible after the Participant's Termination of Employment, but not later than sixty (60) days after the close of the Plan Year which includes the Participant's Normal Retirement Date, without the consent of the Participant or his Beneficiary. Any such lump sum distribution shall be subject to the requirements of Section 15.7 hereof. Subject to the provisions of Section 12.5 hereof relating to the rehire of such a terminated Participant, any such lump sum payment shall be in full settlement of such Participant's or Beneficiary's rights under this Plan.

     15.7 Elections Regarding Direct Rollovers. Any distribution made hereunder to a Distributee after December 31, 1992 shall be made directly to such Distributee unless he elects a Direct Rollover pursuant to the second paragraph of this Section; provided, however, that the Distributee must acknowledge in writing that he understands that any payment after December 31, 1992 which is eligible under Section 402(c) of the Code to be rolled over to an Eligible Retirement Plan will be subject to withholding taxes.

     After December 31, 1992, each Distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an Eligible Rollover Distribution be transferred directly to an Eligible Retirement Plan. A Distributee may direct that part of the distribution be transferred directly to an Eligible Retirement Plan and the balance be paid to him. A Distributee is not permitted to direct that his distribution be transferred directly to more than one Eligible Retirement Plan. In

                                      15-6
the event that a Distributee fails to make any direction within the time prescribed pursuant to reasonable and uniform procedures established by the Administrator, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

     Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

     (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

          (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

          (ii) any distribution to the extent such distribution is required under Section 15.8 above which reflects the requirements under
                 Section 401(a)(9) of the Code; and

          (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b)  "Eligible Retirement Plan" shall mean:

          (i) an individual retirement account described in section 408(a) of the Code;

          (ii) an individual retirement annuity described in section 408(b) of the Code;

          (iii)  an annuity plan described in section 403(a) of the Code; or

          (iv)   a qualified trust described in section 401(a) of the Code;

                                      15-7
          that accepts the Distributee's Eligible Rollover Distribution.

          Notwithstanding the foregoing, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (c)  "Distributee" shall mean:

          (i)    an Employee or former Employee; and

          (ii) an Employee's or a former Employee's surviving spouse and an Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, without regard to the interest of the spouse or former spouse.

     (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     15.8 Spouse's Consent. No distribution may be made pursuant to this Article unless the Participant's spouse, if any, consents in the manner set forth in Section 23.5 hereof if such consent is required under Section 23.6 hereof.

                                      15-8

                                   ARTICLE 16

                                 ADMINISTRATION

     16.1 The Administrator. The President of the Company may appoint the Administrator which shall be any person(s), corporation or partnership, (including the Company itself) as said President shall deem desirable in his sole discretion. Said President shall notify the Trustee of the identity of the Administrator and of any change in the Administrator. Unless the President appoints another Administrator, the Company shall be the Administrator. Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, an Investment Manager, the Appeals Committee, or the Company, the Administrator shall administer the Plan and shall have all powers and duties granted or imposed on an "administrator" by ERISA. The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made. The Administrator is hereby given the power and discretion to administer the Plan in accordance with procedures beyond and/or in conflict with those provided under the terms of the written Plan document, provided such procedures are as set forth and as permitted under the Code. The Administrator shall have full power and discretion to interpret this Plan and related documents, to

                                      16-1
resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of this Plan. Subject to the provisions of Section 16.7, the Administrator's decision with respect to any matter shall be final and binding upon the Trustee and all other parties concerned, and neither the Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Plan. All determinations of the Administrator shall be made in a uniform, consistent and nondiscriminatory manner with respect to all Participants and Beneficiaries in similar circumstances. The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.

     16.2 Application for Benefits. Each Participant, former Participant or Beneficiary who is eligible for benefits under Article 12, 13 or 14 shall apply therefor on a form which shall be given to him for that purpose by the Administrator; provided, however, that the foregoing requirement shall not apply in any case in which a claimant shall be unable to make such application for physical, mental or any other reason satisfactory to the Administrator. Upon finding that such claimant satisfies the eligibility requirements for benefits under Article 12, 13 or 14, the Administrator shall promptly notify the Trustee of his eligibility and of the method of distribution selected in accordance with Article 15 hereof.

                                      16-2

     16.3 Procedures for Denial of Benefits. If any Participant, former Participant, Beneficiary, or the authorized representative of a Participant, former Participant or Beneficiary shall file an application for benefits hereunder and such application is denied, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial unless the granting or denial of the application is in the sole discretion of the Administrator in which event the notice to the claimant shall state that the Administrator has denied the application pursuant to the exercise of its discretionary powers under the Plan. The notice shall also set forth the specific plan provisions upon which the denial is based, an explanation of the provisions of Section 16.7 hereof, and any other information deemed necessary or advisable by the Administrator. Such notice shall be issued within ninety
(90) days of the filing of a claim by a Participant, former Participant or Beneficiary; provided, however, that such ninety (90) day time period may be extended for a period of up to an additional ninety (90) days in the event that special circumstances require an extension of time for processing the claim. If such an extension of time for processing the claim is required, written notice of such extension shall be furnished to the claimant prior to the end of the initial ninety (90) day period. Such notice shall also indicate the special circumstances which make such extension necessary.

     16.4 Appeals Committee. The President of the Company shall appoint the members of a Appeals Committee which shall consist of three (3) or more members. Such Committee shall decide

                                      16-3
appeals of application denials as provided in Section 16.7 and shall have such other powers and duties as shall from time to time be assigned to the Committee by the Company. The members of the Committee shall remain in office at the will of the President, and the President may remove any of said members, from time to time, with or without cause. A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Company respectively. The fact that a person is a prospective Participant, a Participant or a former Participant shall not disqualify him from acting as a member of the Committee. In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed by the President of the Company. Upon request, the Company shall notify the Trustee and the Administrator in writing of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Trustee and the Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Trustee and the Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company on file with the Trustee.

                                      16-4

     16.5 Committee Procedures. On all matters and questions the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision. The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Committee. Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

     16.6 Operation of Committee. No member of the Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses by the Company. The Committee and the Administrator may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

                                      16-5

     16.7 Review Procedure. Any Participant, former Participant or Beneficiary, or any authorized representative of a Participant, former Participant or Beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator may upon written notice to the Committee request a review by the Committee of such denial of his application. Such request must be made within sixty (60) days of the date that such Participant, former Participant or Beneficiary receives notice of the denial of his application for benefits. The review procedure shall permit the claimant or his authorized representative to review pertinent documents and submit issues and comments to the Committee in writing. Such review shall be conducted by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee. Any such hearing shall be held in the main office of the Company on such date and at such time as the Committee shall designate upon not less than seven (7) days notice to the claimant and the Administrator unless both of them accept shorter notice. The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator. After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. Such decision shall be made no later than sixty (60) days following the claimant's request for review; provided, however, that in the event that a hearing is held with respect to the review of the claim, such decision shall be rendered no later than one hundred twenty (120) days following

                                      16-6
the claimant's request for review. In the event that a hearing is held, the Committee shall furnish the claimant, prior to the expiration of the initial sixty (60) day period, with written notice of the extension to one hundred twenty (120) days of the deadline for rendering a decision. In rendering its decision, the Committee shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of this Plan. Such decision shall be set forth in writing, in a manner calculated to be understood by the claimant, and shall set forth the specific reason or reasons for the decision and the specific plan provisions upon which the decision is based. Such decision shall be final and binding on the claimant, the Trustee, and the Administrator.

     16.8 Limitation of Liability. Except as otherwise provided in ERISA, the Company, Administrator, Committee, Board of Directors, and their respective officers, employees and members, shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Plan. No person shall be liable for the act of any other person.

                                      16-7

                                   ARTICLE 17

                         PROHIBITION AGAINST ALIENATION

     17.1 Definitions. Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this
Article:

     (a) The words "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits hereunder attributable to such Participant.

     (b) The words "Domestic Relations Order" shall mean, with respect to any Participant, any judgment, decree or order (including approval of a property settlement agreement) which both

          (i) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant; and

          (ii) is made pursuant to a State domestic relations law (including a community property law).

     (c) The words "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which satisfies the requirements of Section 414(p)(1)(A) of the Code.

     17.2 General Prohibition on Alienation. Neither any property nor any interest in any property held for the benefit of any Participant, former Participant, or Beneficiary of a Participant shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the Participant, former Participant or Beneficiary specifically authorized hereunder. If by reason of any

                                      17-1
act of any Participant, former Participant or Beneficiary, or by operation of law or by the happening of any event, or for any reason, except by an act of the Trustee or such person specifically authorized hereunder, such property or any interest therein would, except for this provision, cease to be enjoyed by such person, or if by reason of an attempt of such person to alienate, charge or encumber such property or any interest therein, or by reason of the bankruptcy or insolvency of such person, or by reason of any attachment, garnishment or other proceedings, or by reason of any order, finding or judgment of court, either at law or in equity, such property or any interest therein would, except for this provision, vest in or be enjoyed by some person, firm or corporation otherwise than as provided in this Plan, in any of such events, the trusts herein expressed concerning all of such property so payable to or held for the benefit of such person shall cease and terminate as to him. Thereafter during his life such property, subject to such interests or rights, if any, as any other person may have in or to such property as provided in this Plan, shall be held by the Trustee according to its absolute discretion, but the Trustee meanwhile may pay to or expend for the support, comfort, and maintenance of such Participant, former Participant or Beneficiary, may pay to or expend for the support, comfort and maintenance of his spouse and/or may pay to or expend for the support, comfort and maintenance of his child or children, such sums and such sums only, as directed by the Administrator, in writing, retaining any undistributed part of such property until such Participant's, former Participant's or Beneficiary's death.

                                      17-2

     17.3 Distribution of Assets on Death. If any person who shall be subject to the provisions of Section 17.2 hereof shall die before receiving all of such property which he would have received except for the operation of the provisions of said Section 17.2, then, upon or after his death, such undistributed property shall be disposed of as follows:

     (a) If such person was a Participant, such undistributed property shall be disposed of as provided in such Participant's designation of Beneficiary on file with the Trustee at the time of his death, or as provided in Section 14.4 in the event that such designation shall not provide for complete distribution of such undistributed property or no designation of Beneficiary shall be on file with the Trustee; or

     (b) If such person shall be a Beneficiary of a Participant, such undistributed property shall be distributed to the person or persons who upon such Beneficiary's death would be entitled to inherit such undistributed property under the laws of Ohio then in force if such undistributed property had then belonged to such Beneficiary and he had then died intestate domiciled in Ohio.

     17.4 No Right to Benefits by Alternate Payee. Sections 17.2 and 17.3 above shall not be deemed to prohibit the creation, assignment or recognition of a right to any benefit under the Plan payable in respect of a Participant to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

     17.5 Notification of Parties and Determination Whether Qualified. In the event the Plan is served with a Domestic Relations Order, the Administrator shall promptly notify the concerned Participant and any concerned Alternate Payee of the receipt of such Domestic Relations Order and the Plan's procedures for determining whether such Domestic Relations Order is a

                                      17-3

Qualified Domestic Relations Order. Within a reasonable time after receipt of such Domestic Relations Order, the Administrator shall determine whether such Domestic Relations Order is a Qualified Domestic Relations Order and shall notify the Participant and any concerned Alternate Payee of its determination.

     17.6 Interim Procedures. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (whether by the Administrator, a court of competent jurisdiction, or otherwise), the Administrator shall credit to a new separate account under the Plan the amounts which would have been payable to an Alternate Payee during such period if the order had been, during such period, determined to be a Qualified Domestic Relations Order, and shall debit the appropriate accounts of the Participant with respect to whom the Domestic Relations Order was issued for such amounts. If, within eighteen (18) months after the Plan is served with such Domestic Relations Order, the Domestic Relations Order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, the Administrator shall hold and dispose of the amounts credited to the segregated account established with respect to such Domestic Relations Order in accordance with the terms of the Qualified Domestic Relations Order. If within eighteen
(18) months after the Plan is served with such Domestic Relations Order, it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or the issue with respect to whether the Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, the Administrator shall transfer the amounts credited to

                                      17-4
the segregated account to the appropriate accounts maintained for the benefit of the person who would have been entitled to such amounts as though the Plan had never been served with such Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period after the Plan was served with such Domestic Relations Order shall be applied prospectively only.

     17.7 Investment of Separate Account. The amounts credited to any new separate account which has been created under Section 17.6 above after the Plan is served with a Domestic Relations Order shall be invested as the Administrator shall direct until the Administrator makes a determination whether such Domestic Relations Order is a Qualified Domestic Relations Order.

     17.8 Review Procedures. Any Participant or Alternate Payee who is affected by a Domestic Relations Order served upon the Plan may request a review by such Committee of the Administrator's determination with respect to the qualification or lack of qualification of such Domestic Relations Order upon written notice to the Appeals Committee appointed pursuant to Article 16 hereof. Any such review by the Committee shall be subject to the rules and procedures set forth in Article 16 hereof.

     17.9 Status of Alternate Payee. Any Alternate Payee who is entitled to receive amounts from the Plan pursuant to a Qualified Domestic Relations Order shall, with respect to the Plan, to the extent of the Alternate Payee's interest in the Plan, have

                                      17-5
such rights as are specified in the Qualified Domestic Relations Order.

     17.10 Distribution to Alternate Payee. Effective on or after the Restatement Date, notwithstanding anything contained in the Plan to the contrary, distribution shall be made to an Alternate Payee if such distribution is authorized by a Qualified Domestic Relations Order, regardless of whether the affected Participant shall at such time be eligible for distribution under the Plan. Distribution to an Alternate Payee shall be made only in a form otherwise provided under the Plan and as authorized by a Qualified Domestic Relations Order; provided, however, that where authorized by a Qualified Domestic Relations Order, an immediate lump sum distribution of an Alternate Payee's interest in the Plan shall be made as soon as reasonably possible following the necessary liquidation of the affected Participant's Account.

                                      17-6

                                   ARTICLE 18

                              TOP-HEAVY PROVISIONS

     18.1 Restrictions. During any Plan Year that this Plan is top-heavy as determined in accordance with Section 18.2 hereof, the special restrictions contained in Sections 18.3, 18.4 and 18.5 hereof shall apply.

     18.2 Determination of Top-Heavy Status. This Plan shall be considered to be top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Plan is a member are top-heavy groups. In the event that in any Plan Year this Plan is a member of an aggregation group which is not a top-heavy group, this Plan shall not be considered to be top-heavy for such Plan Year.

     Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

     (a) "Determination Date" shall mean, for the first Plan Year, the last day thereof, and thereafter shall mean, for any other Plan Year, the last day of the preceding Plan Year;

     (b) "Key Employee" shall mean a "key employee" as described in Section 416(i) of the Code which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a Participating Company or an Affiliate who at any time during the Plan Year, or the four (4) preceding Plan Years is:

          (i) an officer of a Participating Company or an Affiliate having Testing Compensation from the Participating Company and all Affiliates for the Plan Year of determination greater than Forty-Five Thousand Dollars ($45,000) or, if greater, fifty percent (50%) of the amount

                                      18-1
                 specified in Section 415(b)(1)(A) of the Code (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the
                 Code);

          (ii) a one-half of one percent (.5%) actual or constructive owner of a Participating Company or an Affiliate who owns one of the ten (10) largest interests in a Participating Company or an Affiliate and who is an Employee of a Participating Company or an Affiliate having Testing Compensation from a Participating Company and all Affiliates for the Plan Year of determination greater than Thirty Thousand Dollars ($30,000) or, if greater, the amount specified in Section 415(c)(1)(A) of the Code (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the
                 Code);

          (iii) a five percent (5%) actual or constructive owner of a Participating Company or an Affiliate; or

          (iv) a one percent (1%) actual or constructive owner of a Participating Company or an Affiliate having Testing Compensation from a Participating Company and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

          provided that any such Employee also performed services for a Participating Company or an Affiliate during the five (5) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee;

     (c) "non-Key Employee" shall mean any Employee of a Participating Company or an Affiliate who is not a Key Employee including any Employee who was formerly a Key Employee;

     (d) "Permissive Aggregation Group" shall mean the Required Aggregation Group plus each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including

                                      18-2
          each such plan terminated during the five (5) year period ending on the Determination Date, which, when considered as a group with the Required Aggregation Group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

     (e) "Required Aggregation Group" shall mean each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the Determination Date, in which a Key Employee is a Participant and each other pension, profit sharing and stock bonus plan which enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code;

     (f) "Top Heavy Group" shall mean any aggregation group if the sum, as of the Determination Date, of:

          (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group; and

          (ii) the aggregate of the account balances of Key Employees under all defined contribution plans included in such group;

          exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said
          Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the aggregate distributions with respect to such Employee during the five (5) year period ending on the Determination Date; and

     (g)  "valuation date" means:

          (i) in the case of a defined contribution plan, a date as of which account balances are valued,

          (ii) in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan's minimum funding requirements under Section 412 of the Code.

                                      18-3

     In making any of the aforementioned determinations, contributions due but unpaid as of the Determination Date shall be included in determining the value of Account balances, if any. In addition, the present value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code utilizing the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

     18.3 Top-Heavy Minimum Contributions. During any Plan Year that this Plan is top-heavy, a Participating Company shall make a contribution on behalf of each non-Key Employee employed by such Participating Company who is a Participant on the Allocation Date coinciding with the last day of such year, or was a Participant whose employment terminated on or as of said Allocation Date which is at least equal to the greater of (a) or (b) below where:

     (a)  equals the lesser of (i) or (ii) below where:

          (i) equals three percent (3%) of the non-Key Employee's Testing Compensation from the Participating Company and all Affiliates during the Plan Year; and

          (ii) equals the largest percentage of Testing Compensation from the Participating Company

                                      18-4
                 and all Affiliates (disregarding any such Testing Compensation in excess of the compensation limit in effect under Section 401(a)(17) of the Code as described in Section 2.12 hereof (plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code) per Plan Year per Key Employee) provided to any Key Employee by the contributions of the Participating Companies; and

     (b) equals such other percent of the non-Key Employee's Testing Compensation from the Participating Company and all Affiliates as may be necessary to satisfy the requirements of Section 401 and 416 of the Code.

For purposes of determining the percentage set forth in subparagraph (a)(ii) above, a Participating Company's contribution made pursuant to Section 4.1 hereof in accordance with a key employees' election under said Section shall be taken into account, but the Participating Company's contribution made pursuant to Section 4.1 hereof in accordance with a non-Key Employee's election under said Section shall not be taken into account in determining compliance with this Section.

     If this Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any other defined contribution plan maintained by a Participating Company or Affiliate, the minimum provided hereunder shall be provided before any minimum under such other plan and shall reduce the amount of the top-heavy minimum, if any, required thereunder. Furthermore, if this Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any defined benefit plan maintained by a Participating Company or Affiliate, the minimum provided under this Plan shall be provided

                                      18-5
before any minimum under such defined benefit plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, allocated to the Participant's Accounts under this Plan and any other defined contribution plan maintained by a Participating Company or Affiliate.

     18.4 Determination of Super Top-Heavy Plan. This Plan shall be considered to be super top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Plan is a member are super top-heavy groups. The foregoing determination shall be made as provided in Section 18.2 above for the calculation of top-heavy status, except that for purposes of this Section, subparagraph (f) of said Section 18.2 shall be modified by the substitution of the words "super top-heavy group" for the words "top-heavy group" in said subparagraph (f) and by the substitution of the percentage "ninety percent (90%)" for the percentage "sixty percent (60%)" in said subparagraph (f).

     18.5 Limitations on Annual Additions Under Top-Heavy Plan. During any Plan Year that this Plan is top-heavy or super top-heavy, the limitations on Annual Additions and annual benefits under Section 415 of the Code as described in
Article 19 hereof shall be modified as required by Section 416(h) of the Code. Notwithstanding the previous sentence, the modifications set forth in this Section shall not apply for a Plan Year if the Plan is top-heavy but not super top-heavy for such Plan Year and if the amount contributed for each Participant who is a non-Key Employee is computed by substituting the percentage "4%" for "3%" in Section

                                      18-6

18.3(a) above or if each Participant who is a non-Key Employee accrues a benefit or is allocated a contribution which, in the aggregate, satisfies the requirements of Section 416(h)(2) of the Code under another one or more pension, profit sharing or stock bonus plans which are maintained by one or more Participating Companies or any Affiliate. In the event that the Annual Additions or annual benefits of a Key Employee shall be in excess of the limitations on Annual Additions or annual benefits, as described in Article 19 hereof as modified herein, no contributions shall be allocated to a Participant's Accounts under this Plan until he is brought into compliance or this Plan ceases to be top-heavy or super top-heavy, as the case may be.

                                      18-7

                                   ARTICLE 19

                         LIMITATION ON ANNUAL ADDITIONS

     19.1 Maximum Annual Additions. Notwithstanding anything contained in this Plan to the contrary, in no event shall a Participant's Annual Additions and annual amount of retirement benefits, under this Plan and under the plans of any Related Employer, individually or in the aggregate, be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code, (including without limitation subsection (e) of said Section 415) taking into account Section 1106 of the Tax Reform Act of 1986, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 2004(d) of ERISA which, respectively, are incorporated herein by reference.

     19.2 Reduction of Excess Benefits. In the event that a Participant has excess Annual Additions, adjustment under Section 415 of the Code shall be made in the following order:

     (a) first, after-tax contributions made pursuant to Section 5.1 hereof shall be reduced;

     (b) second, pre-tax contributions made pursuant to a Participant's election under Section 4.1 hereof and any related matching contributions shall be reduced;

     (c) third, profit sharing contributions made pursuant to Section 6.1 hereof shall be reduced;

     (d) fourth, the contributions made under any defined contribution plan of any Related Employer shall be reduced; and

     (e) fifth, the accrued benefit of such Participant under any defined benefit pension plan maintained by a Related Employer shall be reduced.

                                      19-1

     19.3 Definitions. For purposes of calculating the maximum allowable amounts under Section 19.1 hereof, a Participant's "Limitation Year" shall have the same meaning as that set forth in Article 2 hereof and his Compensation shall mean his "Testing Compensation" as defined in Article 2 of this Plan and paid and includible in gross income during the Limitation Year.

     19.4 Suspense Account. In the event that, after the application of Section
19.2 above, there still remain Participating Company contributions which, if allocated to a Participant, would be in excess of the limits on Annual Additions set forth in Section 19.1 hereof, and which arise as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Testing Compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, such excess amounts shall be used in the next Limitation Year and any succeeding Limitation Years, as necessary, to reduce Participating Company contributions which would otherwise be made for such Participant in such Limitation Year or years. In the event such a Participant terminates employment at a time when excess amounts still remain on his behalf, such excess amounts shall be used as follows:

     (a) excess amounts which represent matching contributions by the Participating Company shall be used to reduce the matching contributions for all Participants employed by the Participating Company who are then eligible; and

     (b) excess amounts which represent pre-tax contributions shall be paid directly to him by the Participating Company.

                                      19-2

     Until any excess amounts described above are used to reduce Participating Company contributions, they shall be held in a suspense account. Such suspense account shall not be subject to the periodic valuation procedure described in
Article 9 hereof and will in no event be adjusted to take account of the income and/or gains or losses of the investment funds of the Trust Fund. Notwithstanding any other provisions of this Plan to the contrary (and specifically Section 23.4 hereof), in the event this Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section, such amounts shall be returned to the Participating Companies. In the event that amounts representing pre-tax contributions are returned to Participating Companies hereunder, such Participating Companies shall make payments to the Participants on whose behalf such contributions were made equal to the total of said refunded amounts.

                                      19-3

                                   ARTICLE 20

                    ROLLOVERS AND TRANSFERS INVOLVING OTHER
                           QUALIFIED RETIREMENT PLANS

     20.1 Rollovers and Transfers From Other Tax Qualified Plans. In the event that:

     (a) any Covered Employee shall have been, prior to his becoming a Covered Employee of a Participating Company, a participant under another qualified retirement plan which met the requirements of Section 401(a) of the Code; and

     (b)  either:

          (i) the custodian or trustee of the assets held pursuant to said plan on behalf of said Covered Employee; or

          (ii) the custodian or trustee of the assets of an individual retirement account established pursuant to Section 408 of the Code to hold the assets distributed to said Covered Employee from said plan; or

          (iii) the Covered Employee who holds cash assets distributed to him during the preceding sixty (60) days from such plan or from an individual retirement account described in paragraph (ii) above;

          shall agree to transfer said assets to the Trustee hereunder; and

     (c) the assets to be so transferred shall not be made available to said Covered Employee in the course of the transfer except to the extent permitted by paragraph (b)(iii) above; and

     (d)  the Administrator consents to the transfer;

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Plan and this Article.

                                      20-1

     Upon the receipt of said assets, the Trustee shall appropriately credit such amount to a Rollover Account established for the Covered Employee on whose behalf the assets were so transferred.

                                      20-2

                                   ARTICLE 21

                           AMENDMENT AND TERMINATION

     21.1 Power to Amend and Terminate Plan. This Plan may be modified, altered, amended, changed or terminated by the Company by action of its Board of Directors and/or by a writing executed by the Company with respect to all or any one of the Participating Companies by its proper officer or officers without the consent of any Participating Company or Affiliate, but no rights of Participants, former Participants or Beneficiaries receiving benefits under this Plan and no other vested rights or optional forms of benefit under this Plan shall in any way be modified except as permitted by law and that such rights may be modified if such a modification is necessary to establish or to continue the qualified status of this Plan under the terms of Section 401 of the Code. This Plan may be modified and amended retroactively, if necessary or desirable. After an amendment is adopted, a copy shall be furnished to the Trustee.

     21.2 Termination of Plan. Upon termination of this Plan, all assets of the Trust held on behalf of Participants employed by a Participating Company, after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee, shall be allocated among the then existing Accounts of Participants employed by such Participating Company. Each such Account shall be allocated that portion of such assets of the Trust which bears the same relationship to the total of such assets as the amount then

                                      21-1
standing credited to such Account bears to the total amounts then standing credited to all Accounts of Participants employed by such Participating Company. All amounts allocated to the Accounts of Participants employed by such Participating Company at the time of termination of this Plan shall be fully vested and nonforfeitable. The amounts thus allocated shall be forthwith distributed to the Participant for whose benefit the Accounts were established if he is living on the date of termination, or if he shall have died before distribution, to his designated Beneficiary, or in the event that his designation of Beneficiary shall not provide for complete distribution of such amounts or no designation of Beneficiary shall be on file with the Trustee, in accordance with the provisions of Section 14.4.

     21.3 Partial Termination of Plan or Complete Discontinuance of Contributions. Upon the partial termination of this Plan or upon complete discontinuance of contributions to this Plan by any Participating Company, all amounts allocated at the time of such partial termination or complete discontinuance to the Accounts of Participants affected by such partial termination of complete discontinuance shall be fully vested and nonforfeitable. However, after any such partial termination or complete discontinuance of contributions the Trustee shall continue to administer this Plan in the manner in which this Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Plan would entitle him to receive such benefits. For purposes of this Section, the Trustee

                                      21-2
shall not treat an event as a "partial termination" unless: (i) the Company has so designated such event in writing delivered to the Trustee; or (ii) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

                                      21-3

                                   ARTICLE 22

                            PARTICIPATING COMPANIES

     22.1 Designation of Participating Companies. An Affiliate of the Company shall become a Participating Company under this Plan with the approval of the Board of Directors of the Company (which may be by ratification of prior actions of the Company). In such event, such Participating Company and its Adoption Date shall be added to Section 22.4 hereof. Participating Companies which cease to be Participating Companies shall also be shown in Section 22.4 hereof together with their Adoption Dates and Termination Dates.

     22.2 Adoption of Supplements. The Company may determine that special provisions shall be applicable to some or all of the Employees of a Participating Company, either in addition to or in lieu of the generally applicable provisions of this Plan, or may determine that certain Employees otherwise eligible to participate in this Plan shall not be eligible to participate in this Plan. In such event, the Company shall adopt a Supplement with respect to the Participating Company which employs such individuals which Supplement shall specify the Employees of the Participating Company covered thereby and the special provisions applicable to such Employees. Any Supplement shall be deemed to be a part of this Plan solely with respect to the Employees specified therein.

     22.3 Amendment of Supplements. The Company, from time to time, may amend, modify or terminate any Supplement pursuant to the procedures described in
Article 21 hereof for the amendment of the

                                      22-1

Plan. No such action shall operate so as to deprive any Employee who was covered by such Supplement of any vested rights to which he is entitled under this Plan or the Supplement except as provided in Article 21 hereof.

     22.4 List of Participating Companies. The Participating Companies as of the Restatement Date and their respective Adoption Dates are as follows:

     Participating Companies                               Adoption Date
     -----------------------                               -------------
     GFI Pharmaceutical Services, Inc.                     January 1, 1992
     Collaborative Clinical Research, Inc.                 January 1, 1997
     Collaborative Holdings, Inc.                          January 1, 1997
     Health Research Innovations, LLP                      January 1, 1997


     22.5 Delegation of Authority. The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for such Plan and the Trust and appointing attorneys-in-fact in pursuit thereof. Furthermore, the adoption by the Company of any amendment to the Plan or the Trust or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any Appeals Committee member, any Administrator, Trustee, Investment Manager or other person under the Plan or Trust shall constitute and represent, without any further action on the

                                      22-2
part of any Participating Company, the appointment or removal by each Participating Company of such person.

                                      22-3

                                   ARTICLE 23

                                 MISCELLANEOUS

     23.1 Bankruptcy or Insolvency. In the event that a Participating Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Plan, the Plan created hereunder shall terminate as to Participants employed by such Participating Company and the Trustee shall make distributions as provided in Section 21.2 hereof.

     23.2 Mergers, Consolidations and Transfers of Assets. In the event the Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Participant shall be entitled to receive, if the Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated, in accordance with Section 414(1) of the Code and Section 208 of ERISA.

     23.3 No Employment, Legal or Equitable Right Created. Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Plan, shall be construed as entitling any Participant to be continued in the employ of a Participating Company or any Affiliate for any period of time nor as obliging a Participating Company or any Affiliate to keep any Participant in its employ for any period of time, nor

                                      23-1
shall any Employee of a Participating Company or any Affiliate nor anyone else have any rights whatsoever, legal or equitable, against a Participating Company or the Trustee as a result of this Plan except those expressly granted to him hereunder.

     23.4 Prohibition on Reversions. No contribution or payment by a Participating Company to the Trustee of this Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of a Participating Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Participants and their Beneficiaries under this Plan, except that the Trustee shall return to a Participating Company upon written request of the Company:

     (a) any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the Participating Company within one (1) year after the date such contributions were made;

     (b) any contributions made for Plan Years during which this Plan does not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Company within one
          (1) year after the date of denial of qualification; and

     (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Participating Company within one
          (1) year after the disallowance of the deduction.

     Notwithstanding the foregoing, any contributions or part thereof described in (a), (b) or (c) above that are made to the Plan by a Participating Company pursuant to a Participant's election under Section 4.1 hereof shall not be returned to a

                                      23-2

Participating Company, but shall instead be returned to the Participant at whose election such contributions were made.

     23.5 Procedures for Spousal Consent. If any provision of this Plan shall require the consent of the spouse of a Participant, such consent shall be in writing with the signature of the spouse notarized or witnessed by the Administrator. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.

     23.6 Spousal Consent. Notwithstanding any provisions of this Plan to the contrary, the Administrator, where it deems appropriate and pursuant to reasonable and uniform rules it may establish, may require spousal consent for actions taken, elections made, or the exercise of any rights by a married Participant under this Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 23.5 hereof.

     23.7 Indemnification. The Participating Companies shall jointly and severally indemnify, defend and hold harmless any officers, Employees or directors or former officers, Employees or directors of any Participating Company or Affiliate for all acts taken or omitted in carrying out the responsibilities of the

                                      23-3

Company, Participating Companies, Administrator, Appeals Committee or Trustee under the terms of this Plan or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code nor for civil penalties imposed under Section 502(l) of ERISA. The Participating Companies shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including all legal fees and other costs of such defense. The Participating Companies will also reimburse such an individual for any monetary recovery in a successful action against any such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Companies shall indemnify such person for any monetary liability under said settlement. Notwithstanding the foregoing provisions of this Section, no indemnification shall be provided with respect to any person who is not an individual officer, Employee or director or former officer, Employee or director of a Participating Company or Affiliate nor with respect to any claim by a Participating Company or Affiliate against such individual.

     23.8 Gender. Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

                                      23-4

     23.9 Number. The singular shall include the plural, or vice versa, whenever the context so requires.

     23.10 Applicable Law. This Plan shall be construed under and in accordance with the law and laws of the State of Ohio and of the United States of America.

     23.11 No Effect on Account Balance. Notwithstanding any provision of this Amendment and Restatement to the contrary, this Amendment and Restatement shall not affect the balances credited to the Accounts of any Participant as of the Restatement Date, which balances shall remain credited to his Accounts until such date subsequent to the Restatement Date as of which his Accounts shall be credited, debited or adjusted as provided in this Plan, and shall not affect the amount or method of distribution of the Vested Interests of Participants who died, became Disabled, retired or terminated employment prior to the Restatement Date.

     23.12 Investment Manager. Notwithstanding any contrary provisions of this Plan, the Company hereby retains the right to appoint, from time to time, one or more:

     (a)  banks, as defined in the Investment Advisers Act of 1940;

     (b)  persons registered as investment advisers under said Act; or

     (c) insurance companies qualified to perform investment advisory services under the laws of more than one state;

to act as the Investment Manager or Managers of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the

                                      23-5

Company and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to a Trustee under ERISA with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may remove any Investment Manager or change the portion of the Trust Fund at any time subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company appoints a successor to an Investment Manager which has resigned or been removed or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

                                      23-6

     IN WITNESS WHEREOF, Collaborative Clinical Research, Inc. and GFI Pharmaceutical Services, Inc., by their officers duly authorized, have caused this Plan to be executed as of the ______ day of January, 1997.

                                        COLLABORATIVE CLINICAL
                                            RESEARCH, INC.

                                             ("Company")

                                        By____________________________

                                        And___________________________


                                        GFI PHARMACEUTICAL
                                          SERVICES, INC.

                                             ("GFI")

                                        By____________________________

                                        And___________________________

                                      23-7